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                                                                    EXHIBIT 10.8


               PURCHASE AND SALE AGREEMENT dated as of December 17, 1996, among CONTITRADE SERVICES L.L.C., a Delaware limited liability company, as purchaser, and CMG FUNDING CORP., a Delaware corporation, and CONTINENTAL MORTGAGE GROUP, L.C., a Utah limited liability company, as seller.

               WHEREAS, the Seller desires to sell from time to time to the Purchaser certain Eligible Assets (as hereinafter defined), and the Purchaser desires to purchase such Eligible Assets, each in accordance with the terms and conditions set forth in this Purchase Agreement.

               NOW, THEREFORE, the parties, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

               As used in this Purchase Agreement, the following terms shall have the following meanings:

               "Adjusted Tranche Amount": As of any date of determination in respect of any Purchase, the difference between (i) the Initial Tranche Amount with respect thereto and (ii) all payments of principal received by the Purchaser in respect of the related Eligible Assets on or prior to such date.

               "Affiliate": Any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Aggregate Adjusted Tranche Amount": At any date, the sum of the Adjusted Tranche Amounts as of such date, in

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respect of Purchases as to which the related Eligible Assets have not been disposed of by the Purchaser (other than in connection with a Repurchase Transaction or to an affiliate of the Purchaser pursuant to this Purchase Agreement).

               "Appraised Value": With respect to any Mortgaged Property, the value of such Mortgaged Property as determined at the time of origination in accordance with the appraisal policies in the Securitization Program Mortgage Loan Underwriting Guidelines or the Conforming Mortgage Loan Underwriting Guidelines.

               "ARM Loan": A Mortgage Loan which accrues interest at an adjustable interest rate pursuant to the terms of the related Mortgage Note.

               "Assignment of Mortgage": An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Purchaser.

               "Available Amount": The Maximum Available Amount less the then-outstanding Aggregate Adjusted Tranche Amount.

               "B/C Loan": A Securitization Program Mortgage Loan which is of non-conforming credit quality is are of a type and quality that is eligible for inclusion in a securitized mortgage loan pool which would qualify for credit enhancement by a Monoline Insurance Company and which would be expected to issue a security which would be rated in one of the investment grade generic rating categories by any nationally recognized statistical rating agency other than a Standard A Loan or a Special Program Loan.

               "Bonus Compensation": With respect to any employee the amount by which the total compensation, excluding Fringe Benefits, for such employee during any year exceeds such employee's base salary.

               "Business Day": Any day, other than a Saturday or Sunday, that is neither a legal holiday, nor a day on which banking institutions are authorized or required by law or regulation to close, in the City of New York or State of Utah.

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               "CFS": ContiFinancial Services Corporation, a Delaware
corporation, its successors in interest and its permitted assigns.

              "Change of Control":  Any of:

               (a) without the prior written consent of the Purchaser, the issuance, distribution, sale or transfer by the Seller or by any Affiliate of the Seller, including, without limitation, the Controlling Shareholders of the Seller's capital stock or securities other than (i) the sale of the Seller's common stock to the Purchaser occurring upon the exercise of the Conversion Privileges, (ii) the pledge of the Seller's capital stock to the Purchaser, (iii) the transfer of the Seller's capital stock for estate planning purposes or pursuant to a domestic relations settlement or order, (iv) the transfer of the Purchaser's Common Stock pursuant to the Stock Option Plan for a price greater than or equal to the Share Fair Market Value, (v) pursuant to a buy/sell agreement solely among the Purchaser's existing shareholders or
        (vi) the sale, transfer or issuance of no more than five (5%) percent of the Seller's Common Stock (which percentage shall be determined on a cumulative basis together with all other sales, transfers or issuances of the Seller's Common Stock under this clause (vi) from the date of this Agreement) at a price at least equal to Share Fair Market Value with the prior written consent of the Purchaser;

               (b) a sale or voluntary transfer or, in the aggregate, sales or voluntary transfers, of more than five per cent (5%) of the Seller's assets (as set forth in the Seller's most recently audited or unaudited financial statement) other than the sale of loans in the ordinary course of business, whether on a flow or pool basis; or

               (c) the resignation, termination or departure of Terry L. Mott or John D. Fry from the employ of the Seller, or the reassignment of Terry
        L. Mott or John D. Fry to a position of significantly reduced responsibility within the Seller.

               "Closing Date": The date on which the Mortgage Loan made by the Seller to the Obligor is funded by the Seller.

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               "CLTV": With respect to a Mortgage Loan, the aggregate principal amount of such Mortgage Loan together with all senior obligations of the Obligor secured by a lien on the related Mortgaged Property divided by the Appraised Value of the related Mortgaged Property.

               "CMGFC": CMG Funding Corp., a Delaware corporation, and its successors.

               "CMLC": Continental Mortgage Group, L.C., a Utah limited liability company, or its successors.

               "Collateral": As defined in Section 6.07 hereof.

               "Common Stock" means shares of the Common Stock of the Seller, a class of capital stock of the Seller which (i) possesses full voting rights, and
(ii) is the sole class which fully participates in the income and value of the Seller.

               "Conforming Mortgage Loan": A mortgage loan originated pursuant to, and which complies with, the Conforming Mortgage Loan Underwriting Guidelines and is, or was, the subject of a Purchase hereunder.

               "Conforming Mortgage Loan Underwriting Guidelines": The underwriting guidelines for mortgage loans, which conform to FNMA, FHLMC, GNMA, FHA, or VA guidelines or are jumbo loans of an "A" quality Obligor and attached hereto as Exhibit B, as may be amended from time to time by the Seller and, with respect to any Material Changes, after obtaining the Purchaser's prior written consent regarding such Material Changes.

               "Consumer Credit Laws": Real Estate Settlement Procedures Act of 1974, as amended, Trust in Lending Act of 1969, the Consumer Credit Protection Act, as amended, the Financial Institutions Reform, Recovery & Enforcement Act of 1989, the Depository Institutions Deregulation & Monetary Control Act of 1980, the Community Reinvestment Act, the Equal Credit Opportunity Act of 1974, the Fair Credit Reporting Act, the Home Mortgage Disclosure Act and Regulation Z.

               "Controlling Shareholders": John D. Fry or Terry L. Mott.

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               "Conversion Privileges": The rights which the Purchaser has pursuant to the terms of the (i) Subordinated Debt Agreement to convert to Preferred Stock of the Seller and (ii) the Preferred Stock to convert to Common Stock of the Seller.

               "Custody Agent": First Security Bank, N.A. and its successors.

               "Custody Agreement": The Custody Agreement, dated as of December 17, 1996, by and among the Custody Agent, the Purchaser and the Seller.

               "Default Rate": LIBOR on the related LIBOR Reset Date plus 6.00%.

               "Detailed Mortgage Loan Schedule": The schedule of Mortgage Loans i-dentifying each Mortgage Loan by the address of the Mortgaged Property and the name of the mortgagor and setting forth as to each Mortgage Loan all of the information set forth in Exhibit F-2 hereof.

               "Eligible Assets": Mortgage Loans.

               "Extension Notice": The notice given by the Purchaser, in its sole discretion, to offer to extend the Termination Date, by written notice to the Seller at least ninety days prior to the date of expiration, which the Seller shall accept by written notice to the Purchaser.

               "Event of Termination": As defined in Article VIII hereof.

               "FHA": The Federal Housing Administration or any successor thereto.

               "FHLMC": The Federal Home Loan Mortgage Corporation or any successor thereto.

               "Fixed Rate Mortgage Loan": A Mortgage Loan which accrues interest at a fixed rate of interest pursuant to the terms of the related Mortgage Note.

               "FNMA": The Federal National Mortgage Association or any successor thereto.

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               "Forbearance Waiver": As defined in Section 3.01(e).

               "Fringe Benefits": The payment of premiums for health insurance, life insurance, workman's compensation, disability insurance and the payment of payroll taxes for social security and Medicare.

               "GAAP": Generally accepted accounting principles in the United States, consistently applied.

               "Gain Amount": With respect to any sale of Eligible Assets by the Purchaser hereunder, that portion of the realized net proceeds inclusive of accrued interest in excess of the sum of (i) the related Adjusted Tranche Amount thereof (computed as of the date of such sale) and (ii) the Net Securities Amount with respect thereto, which amount the Purchaser shall remit to the Seller pursuant to Section 4.03. The Gain Amount shall be calculated for each Tranche sold by the Purchaser.

               "GNMA": The Government National Mortgage Association or any successor thereto.

               "Governmental Approvals": Any authorization, consent, approval, license or exemption of, registration or filing with or report or notice to, any Governmental Authority, whether federal, state, local or foreign.

               "Governmental Authority": Any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Initial Tranche Amount": With respect to any Purchase hereunder, the purchase amount paid for the related Eligible Assets by the Purchaser on the related Purchase Date, such purchase amount being equal to the product of (x) the Principal of the related Eligible Assets as of such Purchase Date and (y) the related Purchase Price Percentage.

               "Investment Banking Services Agreement": The Investment Banking Services Agreement dated as of December 17, 1996 among the Seller, the Purchaser and ContiFinancial Services Corporation, as may be amended from time to time pursuant to the terms thereof.

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               "Law": Any federal, state or local statute, law, rule,
regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent, decree or judgment.

               "Letter Agreement": The letter agreement dated as of December 17, 1996, between the Controlling Shareholders or certain transferees as specified therein and the Purchaser.

               "LIBOR": The per annum rate for deposits in Dollars for a period of one month which appears on Telerate Page 3750 or the Bloomberg Screen as of 11:00 a.m., London time, on the monthly anniversary of the initial Closing Date. If such rate does not appear on Telerate Page 3750 or the Bloomberg Screen on such day, the rate will be determined on the basis of the rates at which deposits in Dollars are offered by the reference banks selected by the Purchaser at approximately 11:00 a.m., London time, on such day to prime banks on that day. The Purchaser will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by two or more major banks in New York City selected by the Purchaser, at approximately 11:00 a.m., New York City time, on that day for loans in Dollars to leading European banks for a period of one month.

               "LIBOR Reset Date": With respect to any Tranche Period, unless otherwise agreed to, the Business Day immediately preceding the start of such Tranche Period, provided that if such Business Day is not a London Business Day, then the London Business Day immediately preceding such Business Day.

               "London Business Day": Any day, other than a Saturday or Sunday, that is neither a legal holiday, nor a day on which banking institutions are authorized or required by law or regulation to close in the city of London.

               "Losses": Any and all out-of-pocket losses, claims, damages, liabilities or expenses (including reasonable

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attorneys' fees and disbursements) directly incurred by any person specified in this Purchase Agreement, resulting from transactions entered into under this Purchase Agreement (other than liability for Taxes). Losses must be accounted for and presented for reimbursement documented in reasonable detail and within a reasonable time.

               "LTV" or "Loan-To-Value": With respect to a Mortgage Loan secured by a first lien on the related Mortgaged Property, the original principal balance of the Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

               "Market Movement Allowance": For each Purchase, the amount of diminution in the Market Value of the related Eligible Assets (expressed as a percentage) that may occur before the occurrence of a Required Sale Event with respect to such Eligible Assets as specified by the Purchaser for such Purchase, as described in Section 4.02 hereof and Exhibit D hereto.

               "Market Value": For each date of determination in respect of a Purchase, the market value (expressed as a percentage of par of the Principal) of the related Eligible Asset as determined by the Purchaser (subject to the provisions of Section 4.02 hereof) and taking into account (i) credit rating;
(ii) credit worthiness of the account debtor, lessee or other obligors (including third party credit enhancements); (iii) realizable distress sale liquidation value; (iv) impediments (legal or otherwise) to prompt and effective enforcement; (v) general industry and overall economic conditions; (vi) current interest rates; (vii) availability of purchasers; and (viii) such other considerations as reasonably appropriate in the circumstances.

               "Material Change": With respect to the Securitization Program Mortgage Loan Underwriting Guidelines or the Conforming Mortgage Loan Underwriting Guidelines, any change to such guidelines other than a change (a) correcting typographical errors, spelling, grammar or punctuation in such guidelines or (b) modifying such guidelines provided that such modification does not lower the quality of the loans underwritten pursuant thereto.

               "Maximum Available Amount": $30,000,000.

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               "Merger Agreement" means the Plan and Agreement of Merger,
Contribution and Reorganization dated as of December 16, 1996 by and between Continental Mortgage Group, L.C. and the Seller.

               "Monoline Insurance Company": Municipal Bond Investors Assurance Corporation ("MBIA"), Financial Guaranty Insurance Company ("FGIC"), Capital Markets Assurance Corporation ("CapMAC"), Financial Security Assurance Inc. ("FSA"), GE Mortgage Insurance Company ("GEMICO") or AMBAC Indemnity Corporation ("AMBAC").

               "Mortgage": (a) With respect to an ARM Loan, the mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, the Mortgaged Property securing the obligation evidenced by the related Mortgage Note and (b) with respect to a Fixed Rate Mortgage Loan the mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, the Mortgaged Property securing the obligation evidenced by the related Mortgage Note.

               "Mortgage File": With respect to a Mortgage Loan, the file containing the following documents relating to such Mortgage Loan:

               (a) the related original Mortgage Note, with any intervening endorsements, endorsed in blank and signed, by facsimile or manual signature, in the name of the Seller by a responsible officer thereof, with all prior and intervening endorsements showing a complete chain of endorsement from the related originator to the Seller, if the Seller was not such originator;

               (b) either: (i) the related original Mortgage, with evidence of recording thereon, (ii) a copy of such Mortgage certified as a true copy by a responsible officer of the Seller or by the closing attorney, or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, or commitment therefor or, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of such Mortgage certified by the public recording office in those instances where such original recorded Mortgage has been lost; and in addition, the Seller shall

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        deliver and release to the Purchaser such original recorded Mortgage within 120 days after the related Purchase Date;

               (c) the related original Assignment of Mortgage, executed in blank, which assignment shall be in form and substance acceptable for recording in the state or other jurisdiction where the related Mortgaged Property is located; (subject to the foregoing, and where permitted under the applicable Law of the jurisdiction where such Mortgaged Property is located, such Assignments of Mortgage may be made by blanket assignments for all Mortgage Loans covering related Mortgaged Properties situated within the same county or other permitted governmental subdivision);

               (d) all related intervening Assignments of Mortgage, if any, showing a complete chain of assignment from the related originator to the Seller, including any recorded warehousing assignments, with evidence of the recording thereon or copies thereof certified by the related recording offices;

               (e) (i) the related original mortgage title insurance policy or attorney's title of opinion and abstract of title, or if unavailable by the required delivery date, the related title commitments or binders;
        (ii) in addition, the Seller or its designee shall deliver to the Purchaser the related original policy of title insurance or attorney's opinion of title and abstract of title within 120 days after the related Purchase Date; (iii) the policy must be properly endorsed, any necessary notices of transfer must be forwarded and any other action required to be taken must be taken in order to fully protect, under the terms of the policy and applicable law, the Purchaser's interest as the related first or second mortgagee;

               (f) the original of all assumption, extensions and modification agreements, with evidence of recording thereon or copies thereof certified by the related recording offices;

               (g) the original of any guarantee executed in connection with the related Mortgage Note; and

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               (h) such other documents as may reasonably be requested by the
        Purchaser at least two Business Days before the related Purchase Date.

               "Mortgage Interest Rate": The interest rate payable by the Obligor on a Mortgage Loan according to the terms of the Mortgage Note which, in the case of ARM Loans, may be adjusted periodically as provided in such Mortgage.

               "Mortgage Loan": Either a (1) Securitization Program Mortgage Loan which are of a type and quality that are eligible for inclusion in a securitized mortgage loan pool which would qualify for credit enhancement by a Monoline Insurance Company and which would be expected to issue a security which would be rated in one of the investment grade generic rating categories by any nationally recognized statistical rating agency, (ii) a Conforming Mortgage Loan or (iii) a Wet-Funded Mortgage Loan.

               "Mortgage Loan Schedule": Each schedule of Mortgage Loans delivered by the Seller to the Purchaser and the Custody Agent, such schedule identifying each Mortgage Loan by the address of the Mortgaged Property and the name of the mortgagor and setting forth as to each Mortgage Loan the following information.

               "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of the related Obligor under the related Mortgage Loan.

               "Mortgaged Property": The underlying property securing the related Mortgage Loan consisting of a fee simple estate or leasehold in a parcel of real property improved by any of (a) a detached or semi-detached single family dwelling, (b) a two-to-four-unit dwelling, (c) a townhouse or, (d) a unit in a condominium or a planned unit development, none of which is a co-operative unit or a mobile or manufactured home (other than a manufactured home secured to a permanent foundation).

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               "Net Securities Amount": With respect to any Tranche Period which has terminated, the amount produced for the related Tranche corresponding to such Tranche Period by application of the following:

                                    TR x TA x AD
                                              --
                                             365

Where

TR      =      the Tranche Rate applicable to such Tranche

TA      =      the Adjusted Tranche Amount with respect to such Tranche

AD      =      the actual number of days elapsed during such Tranche Period;

provided, however, that no provision of this Purchase Agreement shall require the payment or permit the collection of any Net Securities Amount in excess of the maximum permitted by applicable law; and provided, further, that Net Securities Amount shall not be considered paid if at any time payment is rescinded or must be returned for any reason.

               "Obligor": The person or persons obligated to pay the debt evidenced by the related Mortgage Note.

               "Person": An individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

               "Preferred Stock": Any shares of the Class A Preferred Stock of the Seller, a class of capital stock of the Seller which (i) possesses full voting rights, and (ii) is the sole class preferred as to the payment of dividends and payment upon liquidation.

               "Preferred Stock Purchase Agreement" means the Preferred Stock Purchase Agreement dated as of December 17, 1996, between CMGFC and ContiFinancial Corporation.

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               "Principal": With respect to any Eligible Asset as of any date of determination, the unamortized principal balance of such Eligible Asset as of such date.

               "Proceeds Shortfall": As defined in Section 4.05 hereof.

               "Purchase": Any purchase of Eligible Assets by the Purchaser from the Seller pursuant to the terms hereof and of the applicable Purchase Request.

               "Purchase Agreement": This Purchase and Sale Agreement, dated as of December 17, 1996 between the Purchaser and the Seller, as may be amended from time to time pursuant to the terms hereof.

               "Purchase Date": With respect to any Purchase, the date on which the Purchaser purchases the related Eligible Assets from the Seller.

               "Purchase Price Percentage": With respect to any Purchase and Eligible Asset, the percentage (expressed as a percentage of par) of the Principal with respect to any Eligible Assets equal to the lesser of (a) 100% of fair market value of such Eligible Asset or (b)(i) 102% of the Principal of such Eligible Asset, with respect to B/C Loans, (ii) 100% of the Principal of such Eligible Asset, with respect to Standard A Loans, or (iii) 100% of the Principal of such Eligible Asset, with respect to Special Program Loans, as set forth in the related Purchase Request.

               "Purchase Request": A request for the purchase of Eligible Assets in the form of Exhibit D hereto.

               "Purchaser": ContiTrade Services L.L.C., a Delaware limited liability company, its successors in interest and its permitted assigns.

               "Quick Certification" means the certification for Quick-Funded Mortgage Loans, form of which is attached hereto as Exhibit M.

               "Quick-Funded Mortgage Loan" means a mortgage loan (a) originated pursuant to either the Securitization Program Mortgage Loan Underwriting Guidelines or the Conforming Mortgage Loan Underwriting Guidelines, (b) the subject of a

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Purchase hereunder and (c) with respect to which the original executed Mortgage
Note and Assignment of Mortgage were delivered to the Custody Agent on or prior to the Purchase Date.

               "Recourse Amount": As of any date of determination, the difference between (a) 10 percent of the Aggregate Adjusted Tranche Amount as of such date; provided, however, that clause (a) of the Recourse Amount shall be fixed upon the earlier of (i) the first date on which a Required Sale Event has occurred and (ii) the first date on which an Event of Termination has occurred, and (b) the sum of the amounts of all payments previously made by the Seller hereunder in respect of amounts payable hereunder which are limited by, or equal to, the Recourse Amount.

               "Registration Rights Agreement": The Registration Rights Agreement dated as of December 17, 1996 between the Seller and the Purchaser, as may be amended from time to time pursuant to the terms thereof.

               "Release Fee": As defined in Section 6.04(b) hereof.

               "Repurchase Transaction": A transaction in which parties contract to sell and subsequently repurchase securities or other assets at a specified date and price.

               "Required Sale Event": A sale of Eligible Assets pursuant to
Section 4.03.

               "Residualholder": CMG Funding Securities Corp., a Delaware corporation, and its successors.

               "SEC": The Securities and Exchange Commission and any successor thereto.

               "Securitization": A Mortgage Loan securitization transaction in which CFS is the lead or sole underwriter or placement agent.

               "Securitization Program Mortgage Loan": A Mortgage Loan originated pursuant to, and which complies with, the Securitization Program Mortgage Loan Underwriting Guidelines and is, or was, the subject of a Purchase hereunder.

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               "Securitization Program Mortgage Loan Underwriting Guidelines":
The underwriting guidelines for mortgage loans, attached hereto as Exhibit A, as may be amended from time to time by the Seller and, with respect to any Material Changes, after obtaining the Purchaser's prior written consent regarding such Material Changes.

               "Seller" means CMGFC or CMLC.

               "Senior Officers" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, the Controller, the President, the Executive Vice President, the Senior Vice President for Administration, the Senior Vice President for Secondary Marketing, the Senior Vice President for Retail Production, the Senior Vice President Wholesale Production of the Seller and any other Senior Vice President of the Seller and any other Person who performs similar policy-making functions for the Seller on a regular basis.

               "Servicer": ContiMortgage Corporation, a Delaware corporation, its successors in interest and its permitted assigns.

               "Servicing Agreement": The Servicing Agreement dated as of December 17, 1996 between the Servicer, and the Purchaser, as may be amended from time to time pursuant to the terms hereof.

               "Share Fair Market Value" means, as of any date of determination, a price per share of Common Stock determined by dividing (x) the product of (i) the pretax profits of the Seller for the twelve (12) month period ended as of the most recent fiscal quarter and (ii) five (5) by (y) the number of shares of Common Stock outstanding on the date of grant (on a fully diluted basis assuming the conversion of all convertible securities of the Seller and the exercise of all options to purchase the Common Stock or other securities of the Seller which have been granted); provided, however in no event shall such price per share be less than $3.96 per share of Common Stock.

               "Shareholders' Equity": The aggregate "assets" of the Seller less the aggregate "liabilities" of the Seller, with the term "asset" having the meaning ascribed to such term by GAAP and the term "liabilities" being those obligations or

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liabilities of the Seller, which, in accordance with GAAP, would be included on the liability side of the Seller's balance sheet.

               "Significant Documents": The Standby Agreement, this Purchase Agreement, the Subordinated Debt Agreement, the Registration Rights Agreement, the Investment Banking Services Agreement, the Secured Notes under both the Standby Agreement and the Subordinated Debt Agreement, the Custody Agreement, the Merger Agreement and the Servicing Agreement.

               "Special Program Loan": A Conforming Mortgage Loan originated under one of the VA, FHA or FNMA government programs.

               "Standard A Loans": A Conforming Mortgage Loan which is of other than a Special Program Loan.

               "Standby Agreement": The Standby and Working Capital Financing Agreement dated as of December 17, 1996 among the Seller, the Residualholder and the Purchaser, as may be amended from time to time pursuant to the terms thereof.

               "Stock Option Plan" means the employee stock option plan of the Seller which appears as Exhibit F to the Standby Agreement and which has been approved by the management of CMGFC and by the Purchaser.

               "Subordinated Debt Agreement": The Subordinated Debt Agreement dated as of December 17, 1996 between the Seller and the Purchaser, as may be amended from time to time pursuant to the terms thereof.

               "Taxes": As defined in Section 7.02 hereof.

               "Termination Date": The later to occur of (a) December 17, 1997, or (b) the second anniversary of such date, which occurs following the date of the most recent Extension Notice, if any.

               "Tranche": The Eligible Assets specified on any particular Purchase Request.

               "Tranche Period": The period commencing on the day the Purchaser receives a payment of principal or interest with respect to the Eligible Assets in the related Tranche and

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

ending on (and including) the day preceding the day on which the next such payment is received. For purposes of the initial Tranche Period, the Purchaser shall be deemed to have received such a payment with respect to the Eligible Assets in the related Tranche on the related Purchase Date. The date upon which the Purchaser disposes of an Eligible Asset (other than in connection with a Repurchase Transaction or to an affiliate of the Purchaser pursuant to this Purchase Agreement) shall also end the Tranche Period with respect thereto.

               "Tranche Rate": The Tranche Rate shall equal LIBOR plus 225 basis points. The Tranche Rate shall reset on the LIBOR Reset Date.

               "Tranche Selection Notice": As defined in Section 2.05 hereof.

               "Tranche Term": With respect to a Tranche, a period of one, two or three months, or such other period as may be mutually agreeable to the parties hereto, commencing on a Business Day selected by the Seller and the Purchaser pursuant to this Purchase Agreement.

               "Trust Receipt": A Certificate delivered by the Custody Agent to the Purchaser, in a form acceptable to the Purchaser, to the effect that, as to each Mortgage Loan set forth on the related Mortgage Loan Schedules, the Custody Agent is in receipt of a Mortgage Loan File, endorsed to the Custody Agent.

               "VA":  The Veteran's Administration or any successor thereto.

               "Wet Certification" means the certification for Wet-Funded Mortgage Loans, form of which is attached hereto as Exhibit M.

               "Wet-Funded Mortgage Loan" means a Securitization Program Mortgage Loan or a Wholesale Mortgage Loan funded pursuant to a Wet-Funding and with respect to which the Mortgage Note has not yet been received by the Custody Agent.

               "Wet-Funding" means a Purchase, or any part thereof, which is made against an executed Wet-Funding Escrow Agreement and, subject to the closing of the Mortgage Loan which is the subject of the Wet-Funding Escrow Agreement, is secured by such Mortgage Loan.

               "Wet-Funding Escrow Agent" means, with respect to an agent involved in any Wet-Funding, such agent as (a) may be approved by the Seller consistent with the Seller's internal written policies and prudent lending practices and (b) is acceptable to the Purchaser.

               "Wet-Funding Escrow Agreement" means a fully completed and executed Escrow Letter Agreement in substantially the form attached hereto as Exhibit N, relating to the closing of a loan underlying the Wet-Funding.

               "Wet-Funding Limit" means $3,000,000 to be used to fund B/C Loans after other lines have been fully utilized for Wet-Funded Mortgage Loans.

               Capitalized terms which are not otherwise defined herein shall have the meanings ascribed thereto in the Standby Agreement.



                                  ARTICLE II.

                  PROCEDURES FOR PURCHASES OF ELIGIBLE ASSETS;
                        CONDITIONS PRECEDENT; SETTLEMENTS


             Section 1.021 Obligation to Purchase. Subject to Section 2.03 and the other terms and conditions of this Purchase Agreement, at the request of the Seller, the Purchaser from time to time shall purchase Eligible Assets from the Seller at the related Initial Tranche Amount for any such Eligible Assets; provided, however, that each Initial Tranche Amount shall be at least $1,000,000; and provided, further, that the Purchaser shall purchase Eligible Assets if, (i) all of the conditions set forth herein have been satisfied and
(ii) immediately following such purchase, the Available Amount would not be less than zero.

               Section 1.022 Delivery of Documents; Initial Purchase of Eligible Assets. Prior to the initial Purchase of Eligible Assets:

               (a) (i) with respect to each Mortgage Loan other that a Quick-Funded Mortgage Loan or a Wet-Funded Mortgage Loan, the Seller shall have delivered, or caused to be delivered, to the Custody Agent the Mortgage Files for each of the Eligible Assets, (ii) with respect to each Quick-Funded Mortgage Loan, the Seller shall have delivered, or caused to be delivered, to the Custody Agent the related original executed Mortgage Note and Assignment of Mortgage in accordance with clauses (a) and (c) of the definition of Mortgage File, and (iii) with respect to each Wet-Funded Mortgage Loan, the Seller shall have delivered, or caused to be delivered, to the Custody Agent on behalf of the Purchaser a completed Wet-Funding Escrow Agreement, executed by the Seller and the Wet-Funding Escrow Agent; provided, however, that in the case of Eligible Assets with Mortgaged Properties located in Pennsylvania and Florida, the Seller shall also have delivered the documents required under Section 3(b)(2) and 3(b)(3)(ii) of the Custody Agreement;

               (b) the Purchaser shall have received a Mortgage Loan Schedule pertaining to the related Eligible Assets;

               (c) the Purchaser shall have received copies of the resolutions of the Board of Directors of the Seller, certified by its Secretary, approving this Purchase Agreement;

               (d) the Purchaser shall have received the Certificate of Incorporation of the Seller certified by the Secretary of State of Delaware;

               (e) the Purchaser shall have received a certificate of the Secretary or Assistant Secretary of the Seller, as set forth in Exhibit G hereto, certifying (i) the names and signatures of the officers authorized on its behalf to execute this Purchase Agreement, and any other documents to be delivered by it hereunder (on which the Purchaser may conclusively rely until such time as the Purchaser shall receive from the Seller a revised certificate meeting the requirements of this item (e)) and (ii) a copy of the Seller's Bylaws;

               (f) (i) the Purchaser shall have received a Trust Receipt and a certificate from the Custody Agent certifying that it has reviewed the Mortgage Files relating to the Eligible Assets and has found no discrepancies between the information listed on the related Mortgage Loan Schedule and the information set forth in such Mortgage Files, (ii) with respect to each Quick-Funded Mortgage Loan, the Purchaser shall have received a Quick Certification, and (iii) with respect to each Wet-Funded Mortgage Loan, the Purchaser shall have received a Wet Certification;

               (g) the Purchaser shall have received an opinion of counsel to the Seller, in substantially the form of Exhibit E hereto;

               (h) the Seller shall have instructed the applicable debtor, trustee, paying agent, authenticating agent, transfer agent, registrar, predecessor in interest, owner (if the Purchase Agreement is recharacterized as a security agreement), or servicer, if any, in respect of the related Eligible Assets to reflect on their books and records the transfer of such Eligible Assets to the Purchaser, as owner or secured party (if the Purchase Agreement is recharacterized as a security agreement);

               (i) if ContiMortgage Corporation should no longer be the Servicer, the Purchaser shall have received the most recent available servicing or like reports, if any, with respect to all of the mortgages in the Seller's portfolio similar to the Eligible Assets;

               (j) On any Purchase Date for a Purchase proposed to be secured by Wet-Funded Mortgage Loans, the amount to be paid under such Purchase together with the aggregate of all Purchase with respect to Wet-Funded Mortgage Loans which remain as such on such date shall not exceed the Wet-Funding Limit.

               (k) On any Purchase Date, the amounts paid and to be paid with respect to the Standard A Loans and the Wet-Funded Mortgage Loans with respect to such proposed Purchase and all Outstanding Purchases shall not exceed $15,000,000;

               (l) the bond power or transfer instrument for the related Eligible Asset shall be executed by appropriate officers of the Seller; and

               (m) the Purchaser shall have received from KPMG Peat Marwick, an audit of the Seller's June 1996 financial statements which the Purchaser finds to be satisfactory in its sole discretion (the costs associated with such audit shall be paid by the Seller).

               Section 1.023 Delivery of Documents; Subsequent Purchases of Eligible Assets. Prior to any Purchase of Eligible Assets after the initial Purchase of Eligible Assets, the actions, conditions and deliveries specified in subsections 2.02(a), (b), (f), (h), (i), (j), (k) and (l) shall have been taken or made, as the case may be.

               Section 1.024 Purchase Requests. (a) Seller shall deliver to the Purchaser a Purchase Request at least five Business Days prior to the proposed Purchase Date for any Purchase (unless otherwise agreed by the parties). The Purchaser shall indicate its acceptance or declination of each Purchase Request by completing the appropriate section of the Purchase Request and returning the copy thereof to the Seller; provided, however, that the Purchaser hereby agrees to accept each Purchase Request if such acceptance would not cause the Aggregate Adjusted Tranche Amount to exceed the Available Amount and if all of the conditions to such Purchase provided for in this Purchase Agreement (including, without limitation, Section 2.02 hereof) have been satisfied.

               (b) With respect to all Purchase Requests, if the Purchaser does not send a copy of a completed Purchase Request to the Seller within at least three Business Days prior to the proposed Purchase Date (five Business Days, if the related Purchase Request was received by the Purchaser at least two calendar weeks prior to the proposed Purchase Date), the Purchaser shall be deemed to have declined such Purchase Request. Each Purchase Request accepted by the Purchaser shall be irrevocable and binding on the Purchaser and the Seller. The Seller shall indemnify the Purchaser and hold it harmless against any Losses incurred by the Purchaser as a result of any failure by the Seller to timely deliver the Eligible Assets subject to such Purchase. The Purchaser shall undertake to take all commercially reasonable steps to mitigate the Seller's indemnity hereunder. Each Purchase shall cover the Eligible Assets identified in a Mortgage Loan Schedule attached to the related Purchase Request. Each Purchase Request shall specify the type of Eligible Asset, the Purchase Price Percentage and date of such requested Purchase, the Initial Tranche Amount, together with the Tranche Term and Tranche Rate requested by the Seller with respect thereto in accordance with Section 2.05 hereof, the Market Movement Allowance, the Recourse Amount and such other matters as may be specified on the form of the Purchase Request attached hereto as Exhibit D. On the applicable Purchase Date, the Purchaser shall either (i) pay or (ii) cause the Custody Agent, pursuant to the terms of the Custody Agreement, to pay to the Seller the Initial Tranche Amount for the related Eligible Assets against receipt of the documents required to be delivered by the Seller pursuant to either Section 2.02 or 2.03, as the case may be.

               Section 1.025 Tranche Selection. The Seller shall, at least three Business Days prior to the expiration of any Tranche Term, provide the Purchaser with a notice requesting a new Tranche Term for application to the related Tranche (a "Tranche Selection Notice"). The Tranche Selection Notice may be oral, promptly confirmed by the Seller in writing, and shall be deemed to be an irrevocable offer by the Seller to the Purchaser to apply the requested Tranche Term to the related Tranche. Failure to provide written confirmation of an oral Tranche Selection Notice shall not affect the irrevocability of any such Notice. Notwithstanding the foregoing provisions of this Section, the Purchaser, in its reasonable discretion, may select a new Tranche Term if (i) the Seller fails to provide a Tranche Selection Notice on a timely basis or (ii) the Purchaser determines in its reasonable discretion that any Tranche Term requested by the Seller is unavailable or would not yield efficient execution to the Purchaser.

               Section 1.026 Survival of Representations. The terms and conditions of the purchase of each Eligible Asset shall be as set forth in this Purchase Agreement. The Seller will be deemed on each Purchase Date to have made to the Purchaser the representations and warranties set forth in Article V and Exhibit H hereof and such representations and warranties of the Seller shall be true and correct on and as of such Purchase Date and throughout the term of this Purchase Agreement for as long as Eligible Assets are held by the Purchaser. Each Purchase Request made by the Seller shall be deemed to be a restatement of each of the covenants of the Seller made pursuant to Article V and Exhibit J hereof.

               Section 1.027 Proceeds of Eligible Assets. The transfer and sale hereby of all of the Seller's right, title and interest in and to each Eligible Asset shall include all proceeds, products and profits derived therefrom, including, without limitation, all scheduled payments of principal of and interest on such Eligible Assets and other amounts due or payable or to become due or payable in respect thereof and proceeds thereof including, without limitation, all moneys, goods and other tangible or intangible property received upon the liquidation or sale thereof.

               Section 1.028 Purchase Mechanics. (a) The Seller shall deliver to the Purchaser a Purchase Request no later than 5:00 p.m., New York time, one Business Day prior to a Purchase Date of the amount of each Purchase to be paid on such Purchase Date and the total thereof. By 12:00 noon, New York time, on the related Purchase Date, the Purchaser will authorize its bank to make payment of the aggregate amount of each Purchase to be funded on such Purchase Date by a single wire transfer of immediately available funds to the account of the Seller set forth in Schedule I attached hereto; provided, however, that with respect to a Purchase paid in respect of Wet-Funded Mortgage Loans hereof, the Purchaser shall authorize its bank to make such Purchase by wire transfer of immediately available funds to the related Purchase Funding Account.

               (b) On or before the date of closing of any Wet-Funded Mortgage Loan with respect to which a Purchase has been made, the Seller shall provide to the Custody Agent and, if requested by the Purchaser, the Purchaser the wiring instructions for the transfer of funds from the Purchase Funding Account for the closing of such Wet-Funded Mortgage Loan.

               Section 1.029 Retention of Accrued Interest. The Seller shall retain all rights with respect to any interest accrued and unpaid with respect to any Eligible Assets to the related Purchase Date.

                                  ARTICLE III.

                                 DISTRIBUTIONS

               Section 1.031  Distributions.

               (a) The Seller agrees to pay the Purchaser during the term of this Purchase Agreement, on the last day of any Tranche Term the Net Securities Amount and Adjusted Tranche Amount owed to the Purchaser, if any, with respect to the applicable Tranche.

               (b) The Seller shall provide the Purchaser with an irrevocable instruction to the applicable paying agent, servicer or other appropriate party with respect to each Eligible Asset purchased hereunder to remit to the Purchaser, at the times required by the terms of such Eligible Asset, by wire transfer in immediately available funds, all distributions thereon or with respect thereto in accordance with the Purchaser's payment instructions; provided, however, that the Purchaser agrees that so long as no event of default, Event of Termination or Forbearance Waiver hereunder shall have occurred and be continuing, the Purchaser shall not deliver such instruction to the applicable paying agent, servicer, or other appropriate party, and shall instead permit the Servicer to receive all distributions as permitted by the Seller.

               (c) Upon receipt by the Purchaser of any payment with respect to any Eligible Asset, the Purchaser shall apply such payment so received first, to the reduction of the Net Securities Amount and second, to reduce the Adjusted Tranche Amount of the applicable Tranche.

               (d) Upon receipt by the Purchaser of any payment of principal or interest with respect to any Eligible Assets, the prior Tranche Period shall terminate and a new Tranche Period shall begin, and the Purchaser shall request that Seller cause the Servicer to compute and either remit to the Seller or, at the Seller's option, deposit in an account maintained by the Purchaser on behalf of the Seller the amount by which the aggregate amount of any interest payment received by the Purchaser exceeds the Net Securities Amount with respect to the Tranche Period then ending.

               (e) Notwithstanding the foregoing provisions of this Article III, the Purchaser hereby grants a waiver with respect to the Seller's obligation to remit, or to cause to remit, all payments in respect of principal and interest of any Eligible Asset (the "Forbearance Waiver"). During the period in which a Forbearance Waiver is in effect, the Seller will cause the Servicer to remit payments to the Purchaser once a month on the 17th day of the month, or if not a Business Day, then on the next succeeding Business Day. Any payment so held by the Servicer shall be paid to the Purchaser immediately upon the termination of the Forbearance Waiver. The Forbearance Waiver shall terminate upon the earlier to occur of (i) the occurrence of any default by the Seller hereunder and (ii) the Purchaser's delivery of a written notice to the Seller and Servicer terminating such Forbearance Waiver. During the existence of any Forbearance Waiver, any payments remitted by the Servicer to the Purchaser shall not terminate the relevant Tranche Period.


                                  ARTICLE IV.

                 TRANSFERS OF ELIGIBLE ASSETS BY THE PURCHASER

               Section II.01 Purchaser Sale. The Purchaser may, at its election, and without the consent of the Seller, at any time during this Purchase Agreement sell, transfer, convey, pledge or assign any or all of its right, title and interest in, to or under, or grant a security interest in, any Eligible Assets purchased by the Purchaser hereunder. Prior to effecting any sale or other disposition of its right, title and interest in any Eligible Asset (other than Repurchase Transactions), the Purchaser shall offer to the Seller between the hours of 8:00 a.m. and 6:00 p.m. (New York City time) on any Business Day (by oral notice to such effect, promptly confirmed in writing), the right to purchase the offered Eligible Assets in whole from it at the applicable Adjusted Tranche Amount plus the applicable Net Securities Amount (which has not been theretofore paid pursuant to Section 3.01) on the related Eligible Assets. Within the time periods specified below (New York City time), the Seller shall notify the Purchaser of its intent to so purchase the offered Eligible Assets:


     If the Purchaser makes                 The Seller shall notify
     offer to sell to                       the Purchaser of intent
     the Seller                             to Purchase
     ----------------------                 -------------------------

     Between 8:00 a.m. and                  Before noon on the
     10:00 a.m. on any                      next succeeding
     Business Day                           Business Day

     Between 10:00 a.m. and                 Before noon on the
     6:00 p.m. on any                       second succeeding
     Business Day                           Business Day

If the Seller fails to notify the Purchaser of its intention to purchase the related Eligible Assets within the time periods set forth above, then the Seller shall be deemed to have declined the Purchaser's offer to purchase the related Eligible Assets. If the Seller determines to effect such a purchase, the Seller shall, on the fifth Business Day next succeeding the Business Day on which the Seller accepted the offer to purchase the related Eligible Assets from the Purchaser pursuant to this Section 4.01, pay to the Purchaser the applicable Adjusted Tranche Amount and any Net Securities Amount required to be paid pursuant to Section 3.01 hereof. If the Purchaser disposes of any Eligible Assets which the Seller declines to purchase, and the Purchaser later reacquires such Eligible Assets for any reason, then prior to any subsequent sale of such Eligible Assets, the Purchaser shall afford the Seller the right to purchase such Eligible Assets pursuant to this Section 4.01 at the greater of (i) the Purchaser's reacquisition price plus applicable costs and expenses or (ii) the Aggregate Adjusted Tranche Amount plus any Net Securities Amount plus applicable costs and expenses. This right to purchase the Assets reacquired by the Purchaser shall be extinguished upon the Seller's second refusal to purchase any Eligible Asset(s).

               Section 1.042 Market Value. On a weekly basis, the Purchaser, in respect of each Purchase, shall determine the Market Value of each Eligible Asset which has been purchased by the Purchaser and not disposed of, and shall notify the Seller thereof. If the Seller shall in good faith disagree with the Market Value of any such Eligible Asset as so determined by the Purchaser, the Seller shall notify the Purchaser and the Purchaser and the Seller shall endeavor in good faith to reach an agreement on the Market Value of such Eligible Assets. If the Purchaser and the Seller cannot agree on the Market Value, a Required Sale Event will be deemed to have occurred. If, in respect of any Purchase, the Market Value of the Eligible Assets at any time has declined from the Market Value of the Eligible Assets as of the relevant Purchase Date by an amount exceeding the applicable Market Movement Allowance, a Required Sale Event shall be deemed to have occurred.

               Section 1.043 Required Sale Event. (a) A "Required Sale Event" shall occur pursuant to Section 4.02, Section 5.05, Section 6.02, or if any Event of Termination occurs. Upon the occurrence of a Required Sale Event, the Purchaser shall in a commercially reasonable manner sell the Eligible Assets, subject to the Seller's obligation to indemnify the Purchaser against any resulting Losses from such sale up to the then-applicable Recourse Amount. Prior to effecting any such sale, the Purchaser shall offer to the Seller the right to purchase such Eligible Assets from it at the Adjusted Tranche Amount, plus any Net Securities Amount payable pursuant to Section 3.01 hereof. If the Seller fails to exercise its right of purchase within the time set forth in Section
4.01 and the Purchaser sells the Eligible Assets (through private or public sale) to a third party, the Purchaser shall promptly provide a notification to the Seller of such event, setting forth the net sales proceeds inclusive of accrued interest received (after giving effect to all selling and related expenses, including the fees and expenses of any consultants, brokers or attorneys) and shall notify the Seller of all Losses incurred and invoice the Seller (with supporting detail) for the amount due to the Purchaser, up to the amount of the Recourse Amount. Upon receipt of such invoice, the Seller shall pay to the Purchaser such portion of the Recourse Amount to the extent necessary to indemnify the Purchaser against the Losses sustained. If, as a result of the sale of the Eligible Assets, the net realized sales proceeds, inclusive of accrued interest, if any, on the related Eligible Assets exceed the applicable Adjusted Tranche Amount plus the applicable Net Securities Amount, then the Purchaser shall pay any such excess up to the Gain Amount to the Seller.

               (b) Notwithstanding the foregoing, if a Required Sale Event occurs due to an Event of Termination, the Purchaser will not be obligated to offer the Seller a right to purchase the Eligible Assets. The Purchaser will be able to sell the Eligible Assets to any other third party first. In the event that the Purchaser offers to sell the Eligible Assets to the Seller, the Seller will be obligated to buy the Eligible Assets at the Adjusted Tranche Amount, plus any Net Securities Amount payable pursuant to Section 3.01 hereof.

               Section 1.044 Bankruptcy Event. With respect to the Seller's right of purchase set forth in Section 4.01 and Section 4.03, if a bankruptcy event occurs, as described in Section 8.04 below, involving the Seller, during the period after which the Seller has notified the Purchaser of its intention to purchase the offered Eligible Assets but before the expiration of the five Business Day period in which the Seller has to effect such purchase, the Purchaser shall be released from its obligation to sell such Eligible Assets to the Seller and any other obligations set forth in Section 4.01 and 4.03 and may sell such Eligible Assets (through private or public sale) to any third party.

               Section 1.045 Proceeds Shortfall. If the Purchaser sells Eligible Assets to any third party for an amount less than the applicable Adjusted Tranche Amount plus the applicable Net Securities Amount, then the Seller shall pay to purchaser any such shortfall (the "Proceeds Shortfall"). Until the Proceeds Shortfall is repaid, the Purchaser shall be entitled to deduct from the proceeds owed to the Seller as a result of any subsequent sales of Eligible Assets (to the Seller or to any third party), the amount, up to the Proceeds Shortfall, by which the proceeds of any such subsequent sale exceeds the Adjusted Tranche Amount plus the Net Securities Amount, in each case applicable to such subsequent sale.


                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

               Section 5.01 Representations and Warranties of the Seller. The Seller represents and warrants to Purchaser that the representations and warranties attached hereto as Exhibit H are true and correct as of the date of this Purchase Agreement and as of the date of each Purchase.

               Section 5.02 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that the representations and warranties attached hereto as Exhibit I are true and correct as of the date of this Purchase Agreement.

               Section 5.03 Covenants of the Seller. The Seller covenants to the Purchaser are attached hereto as Exhibit J.

               Section 5.04 Representations and Warranties Regarding the Individual Mortgage Loans. The Seller represents and warrants to Purchaser with respect to each individual Mortgage Loan in a pool of Eligible Assets that each such Mortgage Loan shall have been originated in conformity with and meets, as of the date of the Purchase, the criteria set forth in the attached Exhibit K.

               Section 5.05 Remedies for Seller's Breach of Representations, Warranties and Covenants. In the event that the Seller fails to comply with its representation, warranties and covenants, as set forth in Sections 5.01, 5.03 and 5.04 and their accompanying Exhibits, a Required Sale Event shall occur.

                                   ARTICLE VI.

                              OPERATIVE PROVISIONS

               Section 6.01 Intent of Parties; Security Interest. The Purchaser and the Seller confirm that the transactions contemplated herein are intended as purchases and sales rather than as loan transactions. In the event, for any reason, and solely in such event, any transaction hereunder is construed by any court or regulatory authority as a loan or other than a purchase and sale of the related Mortgage Loans, the Seller shall be deemed to have hereby pledged to the Purchaser as security for the performance by the Seller of all of its obligations from time to time arising hereunder and under any and all Purchases effected pursuant hereto, and shall be deemed to have granted to the Purchaser a first priority perfected security interest in, the related Mortgage and all distributions in respect thereof, and the proceeds of any and all of the foregoing and any other Collateral. The Seller shall, with respect to each Purchase, execute a Receipt, Grant and Assignment substantially in the form of Exhibit C hereto, as applicable, pursuant to which the Seller shall reconfirm its grant to the Purchaser of a first priority security interest in, and lien upon, the Collateral. In furtherance of the foregoing, (i) this Purchase Agreement shall constitute a security agreement, (ii) the Purchaser shall have all of the rights of a secured party with respect to the Collateral pursuant to applicable law and (iii) the Seller shall execute all documents, including but not limited to (A) assignments of mortgages, and (B) financing statements under the Uniform Commercial Code as in effect in any applicable jurisdictions, as the Purchaser may reasonably require to effectively perfect and evidence the Purchaser's first priority security interest in the Collateral. The Seller also covenants not to pledge, assign or grant any security interest to any other party in any Mortgage Loan sold to the Purchaser.

               Section 6.02 Term. This Purchase Agreement shall automatically terminate on the earlier to occur of an Event of Termination or the Termination Date. In the event this Purchase agreement expires on the Termination Date and at that time there exists no Event of Termination, then, immediately prior to such Termination Date, as to all Eligible Assets then owned by the Purchaser, a Required Sale Event shall be deemed to occur unless this Purchase Agreement is extended.

               Section 6.03  Indemnification by the Seller.

               (a) If, in connection with the matters that are the subject of this Purchase Agreement, the Purchaser becomes involved in any capacity in any action or legal proceeding involving claims by any third party, the Seller agrees to reimburse the Purchaser, its Subsidiaries and its Affiliates and their respective directors, officers, employees, agents and controlling persons (each, an "Indemnified Party") promptly upon request for all reasonable expenses (including the fees and disbursements of legal counsel, the allocated costs of in-house counsel, and the cost of investigation and preparation) as they are incurred, regardless of whether such actions or proceedings are brought by the Seller, its Affiliates or third parties. The Seller also agrees to indemnify and hold each Indemnified Party harmless against all losses, claims, damages or liabilities of any kind, joint or several, which such Indemnified Party may become subject to in connection with, or relating to, or arising out of this Purchase Agreement or the Custody Agreement or any transaction contemplated hereby; provided, however, that the Seller shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment (not subject to further appeal) that such loss, claim, damage or liability resulted primarily and directly from the willful misconduct or gross negligence of such Indemnified Party.

               (b) The agreements of the Seller in this Section 6.03 shall be in addition to any liabilities that the Seller may otherwise have and shall apply whether or not the Purchaser or any other Indemnified Party is a formal party to any lawsuit, claim or other proceeding. Solely for purposes of enforcing such agreements, the Seller hereby consents to personal jurisdiction, service and venue in any court in which any claim or proceeding which relates to the services or matters that are the subject of this Purchase Agreement is brought against the Purchaser or other Indemnified Party.

               (c) The sole indemnification with respect to Taxes is that set forth in Article VIII hereof.

               (d) All indemnities and undertakings of the Seller and the Purchaser hereunder shall survive the termination of this Purchase Agreement.

               Section 6.04 Securitization. (a) If the Seller awards Securitizations on a whole-loan trade involving any Mortgage Loans (other than those Mortgage Loans underwritten through its Conforming Mortgage Loan Underwriting Guidelines) to any underwriter or placement agent other than CFS, or if the Seller determines not to consummate the Securitizations, then Seller shall owe to the Purchaser, in addition to all other amounts due, a fee for the facility in an amount equal to the product of (i) 0.25% and (ii) the daily average outstanding Adjusted Tranche Amount from the Purchase Date until the date of determination on the Mortgage Loans which are not included in the Securitizations. The fee for the facility is calculated based on such Mortgage Loans' average daily outstanding principal balance during the time they were Mortgage Loans. To the extent that the Adjusted Tranche Amount is outstanding, any such fee shall be added to the then outstanding Adjusted Tranche Amount, if the Adjusted Tranche Amount is not then outstanding, such fee shall be immediately due and payable.

               (b) At any time that a Mortgage Loan (other than those Mortgage Loans underwritten through its Conforming Mortgage Loan Underwriting Guidelines) is removed from the facility provided hereby (except for the purpose of curing a breach of any representations and warranties), an additional fee of 25 basis points per annum (the "Release Fee") calculated on such Mortgage Loan's average daily outstanding principal balance during the time that such Mortgage Loan was owned by the Purchaser hereunder, shall be immediately due and payable to the Purchaser with respect to such Mortgage Loan.

               (c) At any time in which a Mortgage Loan (other than those Mortgage Loans underwritten through its Conforming Mortgage Loan Underwriting Guidelines) is not included in a securitization or removed for another purpose after such Mortgage Loan has been purchased by the Purchaser, the Seller agrees to either purchase such Mortgage Loan or cause a third-party to purchase such Mortgage Loan.

               Section 6.05 Remedies. If an Event of Termination occurs and is continuing, the Purchaser may, to the extent provided or permitted by applicable law and this Purchase Agreement, pursue any available legal remedy including the sale or other disposition of some or all of the Eligible Assets and related Collateral in accordance with the provisions of Section 4.03(b); provided, however, the Purchaser shall not be obligated to offer the relevant Eligible Asset to the Seller for purchase pursuant to the right of first refusal contained in Article IV if any Event of Termination hereof has occurred and is continuing. Following an Event of Termination, in addition to the rights granted to the Purchaser pursuant to Section 4.03(b) hereof, no further Purchase hereunder shall occur, unless such Event of Termination shall have been waived by the Purchaser.

               Section 6.06 Consumer Credit Law Obligations. The Seller agrees to discharge on the Purchaser's behalf all obligations, including, without limitation, all disclosure obligations, which the Purchaser may have under any Consumer Credit Laws in connection with the Purchaser's purchases of Mortgage Loans hereunder. The Purchaser agrees to provide the Seller with such information as is reasonably necessary for the Seller to discharge such obligations and hereby appoints the Seller as its agent in its name for the purposes of, and only for the purposes of, performing such obligations. The Seller hereby agrees to indemnify the Purchaser and its respective officers, directors, agents and employees from any losses suffered by any such party in connection with the Seller's obligations under this Section 6.06.

               Section 6.07 Grant of Security Interest. It is the intention of the parties hereto, that the transactions described herein shall be regarded as sales of the Eligible Assets by the Seller to the Purchaser. Nevertheless, to secure the performance of the Seller's obligations hereunder, Seller pledges and hypothecates to the Purchaser, and grants a continuing lien and first priority security interest in favor of the Purchaser in, all of the Seller's right, title and interest in and to the following (the "Collateral"):

               (a) all Mortgage Loans, Mortgages, Mortgage Notes, Mortgage Files, Servicing Files and other documents and property as shall be deposited with, or held by or at the direction of the Purchaser pursuant to this Purchase Agreement and the Custody Agreement;

               (b) all payments and prepayments of principal, interest, penalties and other income due or to become due on all Mortgages Loans, Mortgages and Mortgage Notes referred to in Paragraph (a) above, and all proceeds thereof, all the right, title and interest of every nature whatsoever of the Seller in and to the same and all property used in connection therewith, including, without limitation, the following: (i) all rights, liens and security interests existing with respect to, or as security for, all such Mortgage Loans; (ii) all hazard insurance policies, flood insurance policies (if applicable), title insurance policies or condemnation proceeds with respect to each such Mortgage Loan (and amounts received by the Servicer for the purpose of payment of real property taxes, assessments and insurance premiums pursuant to the terms of the Mortgage Notes); (iii) the servicing rights attributable to the Mortgage Loans; and (iv) all private mortgage insurance policies, if any, with respect to each such Mortgage Loan;

               (c) all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other records and data of the Seller related to the Mortgage Loans referred to in Paragraph (a) above (but not including the general accounting materials of the Seller); and

               (d) all products, profits and proceeds of any of the property described in the foregoing Paragraphs (a) and (b) and any other property or documents relating to any of the foregoing that may, from time to time hereafter, come into the Seller's possession and/or be delivered by the Seller to the Purchaser or its designee under this Purchase Agreement.

               Section 6.08 Late Payments. Any late payments shall bear interest at the Default Rate.


                                  ARTICLE VII.

                           INDEMNITIES AND OTHER COSTS


               Section 1.071 Hold Harmless. The Seller hereby agrees to pay, and to indemnify, protect, save and hold harmless, on an After-Tax Basis (as defined in Section 7.05 below), the Purchaser from and against any and all Taxes (as defined in Section 7.02 below) other than (i) income taxes of the Purchaser,
(ii) Taxes that result from the misconduct or negligence of the Purchaser or from the failure of the Purchaser to file tax returns or certificates of exemption from withholding or other reports, properly and on a timely basis or to claim a deduction or credit and (iii) Taxes that are based on or measured by fees or compensation received by the Purchaser, which may at any time be imposed or asserted by reason of, in connection with or in respect of the Eligible Assets or any transactions contemplated hereby, whether imposed on the Purchaser, the Seller, or the Eligible Assets or otherwise, whether collected directly from the party upon which the tax is imposed, by withholding or otherwise whether arising by reason of the acts to be performed by the Seller hereunder or otherwise.

               Section 1.072 Definition of Taxes. For purposes of this Article VII, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, excise, property and sale taxes (including, in each such case, any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) imposed by the United States, any state or political subdivision thereof, any foreign government or any other jurisdiction or taxing authority.

               Section 1.073 After-Tax Calculation. For purposes of this Article VII, in determining the additional amount necessary so that any payment hereunder is paid on an After-

Tax Basis, such calculation shall be based on the Purchaser's effective tax rate in effect from time to time under applicable law.

               Section 1.074 Contest, Payment, Interest. In the event that the Purchaser becomes aware that a taxing jurisdiction has made or is making a claim with respect to any Tax for which the Seller may be liable under this Article VII, the Purchaser shall promptly notify the Seller thereof; provided, however, that if the Purchaser fails to promptly notify the Seller thereof, such failure shall not relieve the Seller of its obligations hereunder, except and only to the extent that the Seller is materially prejudiced by such failure. If reasonably requested by the Seller within 30 days of receipt of such notice, the Seller shall, at its expense, be entitled to contest the imposition of such Tax. All payments due pursuant to this Article VII shall be paid no later than the later of (i) five Business Days after the date of such notice or (ii) five Business Days before the date the Tax to which such amount payable hereunder relates is due or is to be paid accompanied by a written statement (which written statement shall, at the request of the Seller, be verified by a nationally recognized independent accounting firm mutually acceptable to the Seller and the Purchaser, such verification to be at the Seller's expense unless such accountants determine that the amount payable by the Seller is less than ninety-five percent (95%) of the amount shown on such written statement) describing in reasonable detail the Tax and the computation of the amount payable; provided, however, that the Seller shall not be entitled to any payment in respect of accountants' fees and expenses incurred in connection with the contest of a taxing authority assessment. Without in any way limiting the Purchaser's remedies, any such amount not paid when due, shall bear interest at a rate equal to the Default Rate.

               Section 1.075 Definition of "After-Tax Basis"; Tax Savings. For purposes of this Article VII, the term "After-Tax Basis" shall mean an amount which after deduction of the net increase in federal, state and foreign income taxes required to be paid by the Purchaser with respect to the receipt of such amount is equal to the payment required under the provision of this Article VII which requires payment to be made on an After-Tax Basis. If the Purchaser subsequently realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, the Purchaser shall promptly pay to the Seller an amount equal to the sum of (a) the actual reduction in Taxes, if any, realized by the Purchaser which is attributable to such deduction or credit and
(b) the actual reduction in Taxes, if any, realized by the Purchaser as a result of any payment made by the Purchaser pursuant to this sentence.

               Section 1.076 Facility Fee. In consideration of the access to this facility, the Seller shall pay a facility fee to the Purchaser on a monthly basis, in an amount equal to the product of (a) 0.0025 per annum, (b) 1/12, and
(c) the Maximum Available Amount.


                                   ARTICLE VIII.

                              EVENTS OF TERMINATION

               Each of the following events shall constitute an "Event of Termination" hereunder except where remedies are provided for (whatever the reason for such Event of Termination and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

               Section 1.081 Failure to Perform. Failure of the Seller to deliver to the Purchaser or its designee the relevant Eligible Assets on the relevant Purchase Date; or failure of the Seller to pay when due any sums or amount equal to or greater than $20,000 payable hereunder or under any Purchase or to pay within one Business Day of the due date any sums or amount less than $20,000 payable hereunder or under any Purchase.

               Section 1.082 Failure of Representation or Warranty. Any of the representations and warranties made by the Seller herein, or in any certificate or other document delivered pursuant to or in connection with this Purchase Agreement or any transaction contemplated hereby, shall prove to be untrue in any material respect when made or deemed made. [If such Representation or warranty is made in connection with individual Mortgage Loans, the Purchaser may require the Seller to purchase such Mortgage Loans as set forth in Section 4.03.

               Section 1.083 Failure of Covenant. Failure of the Seller to observe and perform any material covenant, condition or other agreement on its part to be observed or performed hereunder and such default shall continue unremedied for five Business Days.

               Section 1.084 Bankruptcy Event. (a) Appointment of a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Seller, or of any substantial part of its Property, the ordering of the winding-up or liquidation of its affairs, or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Seller in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect which such order remains undischarged or unstayed, as the case may be, for 60 days; or

               (b) Commencement by the Seller of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Seller to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Seller or of any substantial part of the Seller's property, or the making by the Seller of any general assignment for the benefit of creditors, or the failure of the Seller generally to pay its debts as such debts become due, or the taking of corporate action by the Seller in furtherance of any of the foregoing.

               Section 1.085 Seller Default. Default by the Seller whether as principal, guarantor or surety, in the payment of any principal or interest on any indebtedness or any other obligation of the Seller in the amount of $50,000 or more.

               Section 1.086 Material Adverse Change. A material adverse change in the financial condition of the Seller shall have occurred which, in the reasonable opinion of the Purchaser, materially impairs the ability of the Seller to perform its obligations hereunder.

               Section 1.087 Cross-Default. The occurrence and continuance of an "event of default" or of an "event of termination" on the part of the Seller under either (i) any Significant Documents, (ii) any material agreement of the Seller, including, but not limited to, any warehouse agreements, financing agreement, or any credit agreements, or
(iii) any other agreement between the Seller and the Purchaser or any of its affiliates on the other hand, which has not been waived by the Purchaser.

               Section 1.088 Non-Closure. If (i) the Merger Agreement has not closed or (ii) all of the Significant Documents have not been executed and closed by March 31, 1997


                                   ARTICLE IX.

                               GENERAL PROVISIONS

               Section 1.091  Cooperation, Confidentiality, Etc..

               (a) Upon reasonable notice the Seller shall furnish, and shall use its best efforts to cause other relevant parties to furnish, the Purchaser with all information and data reasonably requested by the Purchaser in connection with its activities on the Seller's behalf to carry out the terms of this Purchase Agreement, and shall provide the Purchaser reasonable access to the Seller's officers, directors, employees and professional advisers.

               (b) The Seller recognizes and confirms that the Purchaser in acting pursuant to this Purchase Agreement may use information in reports and other information provided by others, including, without limitation, information provided by the Seller, and that the Purchaser does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Seller agrees that any advice or information rendered by the Purchaser in connection with this Purchase Agreement is for the confidential use of the Seller only and, except as otherwise required by law, the Seller will not, and will not permit any third party to, disclose such advice or information to others or summarize or refer to such advice or information or to the Purchaser's engagement hereunder without, in each case, the Purchaser's prior written consent. The Purchaser agrees to keep confidential any information furnished to it by the Seller which is clearly labelled as proprietary to the Seller, is not otherwise publicly available to the Purchaser and the disclosure of which is not required by applicable law or judicial or administrative process.

               (c) Neither the Purchaser nor the Seller may place public announcements or advertisements describing this or any part of this Purchase Agreement without the prior written consent of the other party.

               Section 1.092 Waiver of Trial by Jury. Each party hereto waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Purchase Agreement. In the event of litigation, this Purchase Agreement may be filed as a written consent to a trial by the court.

               Section 1.093 Amendment; Waivers. This Purchase Agreement may be amended from time to time only by written agreement of the parties. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right, power, or remedy under this Purchase Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Purchase Agreement preclude any other or further exercise thereof or the exercise of any other right. No term or provision of this Purchase Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

               Section 1.094 Taxes. All payments made by the Seller to the Purchaser on account of any Mortgage Loan which are due hereunder shall be made free and clear of, and without reduction by reason of, any taxes, levies, imposts, deductions, charges or withholdings of any nature, including, without limitation, any withholding taxes (but excluding any taxes imposed on the overall net income of the Purchaser) and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholding and liabilities being hereinafter referred to as "Taxes"). If the Seller shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Secured Note, the sum payable shall be increased as may be necessary so that after making all required deductions (applicable to additional sums payable under this subsection) the Purchaser receives an amount equal to the sum it would have received had no such deductions been made.

               Section 1.095 Limited Liability. No recourse under any Significant Documents shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Significant Documents, it being expressly agreed and understood that each Significant Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Significant Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Purchase Agreement.

               Section 1.096 Other Transactions. The Seller acknowledges that the Purchaser and its Affiliates compete, directly and indirectly in the business in which the Seller engages and proposes to engage; provided, however, that the Purchaser shall not compete with respect to any transaction, the terms of which are revealed to the Purchaser by the Seller in connection with seeking the services of the Purchaser and assuming that neither the Purchaser nor any of its Affiliates has prior knowledge of such transaction. The Seller acknowledges that the Purchaser and its Affiliates have and will in the future have business dealings with parties other than the Seller, which parties compete, directly or indirectly with the Seller. Although the Purchaser and its Affiliates may, in their normal course of business, acquire information about the securitization market, particular transactions or such other parties, the Purchaser shall have no obligation to disclose such information to the Seller. The Seller acknowledges that the Purchaser and its Affiliates may engage in their businesses and otherwise compete with the Seller without regard to their relationship to the Seller hereunder.

               Section 1.097 Opinion of Counsel to the Seller. Upon the execution of this Purchase Agreement, the Seller shall deliver to the Purchaser a legal opinion from their special counsel in the form attached hereto as Exhibit E, together with such other certificates and documents as the Purchaser shall require.

               Section 1.098 Costs and Expenses. (a) The Purchaser and the Seller will each be solely responsible for and bear all of their own respective expenses (other than the expenses of legal counsel), including, without limitation, accountants and other advisers, incurred at any time in connection with pursuing or consummating the Significant Documents and the transactions contemplated thereby. In addition, the Seller shall be solely responsible for
(i) all accountant's fees incurred in connection with the review of the Seller's June 30, 1996 financial statements and (ii) fees incurred by an independent contract underwriter.

               (b) The Seller will be responsible for and bear 50% of all the fees and expenses of legal counsel for the Purchaser in connection with the preparation, negotiation, and execution of the Significant Documents and the transactions contemplated thereby; however, the Seller shall not bear more than $75,000 under this clause (b). The Purchaser will be responsible for and bear all remaining fees and expenses of legal counsel for the Purchaser in connection with the preparation, negotiation, and execution of the Significant Documents and the transactions contemplated thereby.

               (c) The Purchaser will be responsible for the bear 50% of all the fees and expenses of legal counsel for the Seller in connection with the preparation, negotiation, and execution of the Significant Documents and the transactions contemplated thereby; however, the Purchaser shall not bear more than $35,000 under this clause (c). The Seller will be responsible for and bear all the remaining fees and expenses of legal counsel for the Seller in connection with the preparation, negotiation, and execution of the Significant Documents and the transactions contemplated thereby.


               (d) All other costs and expenses incurred in connection with the transactions contemplated herein, including recording fees for the Assignments of Mortgages, if the Purchaser elects to have them recorded, fees for title policy endorsements and continuations, fees due to the Custody Agent under the Custody Agreement and the Seller's attorneys' fees, shall be paid by the Seller.

               Section 1.099 Wiring Instructions. Any payment required to be made by either party hereto, or any Affiliate thereof, pursuant to this Purchase Agreement shall be made by wire transfer of immediately available funds to the account of the other party set forth in the wiring instructions attached hereto as Schedule I.

               Section 9.10 Power of Attorney. The Seller hereby authorizes the Purchaser, at the Seller's expense, to file such financing statement or statements relating to the Collateral without the Seller's signature thereon as the Purchaser at its option may deem appropriate, and appoints the Purchaser as the Seller's attorney-in-fact (without requiring the Purchaser) to execute any such financing statement or statements in the Seller's name and to perform all other acts which the Purchaser deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Seller as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without the Purchaser's written consent. Notwithstanding the foregoing, the power of attorney hereby granted shall only be effective during the occurrence and continuance of any Event of Default hereunder.

               Section 9.11 Right of Set-Off. Upon the occurrence of any event or circumstance which requires the Seller to make a payment hereunder, the Purchaser is hereby authorized then or at any time or times thereafter, without notice to the Seller (any such notice being expressly waived by the Seller), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Purchaser to or for the credit or the account of the Seller against any and all of the obligations of the Seller now or hereafter existing hereunder, irrespective of whether or not the Purchaser shall have made any demand hereunder. The Purchaser agrees promptly to notify the Seller after any such set-off and application made by the Purchaser; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchaser under this Section 9.11 are in addition to other rights and remedies which the Purchaser may have.

               Section 9.12 Servicing. All of the Mortgage Loans shall be serviced by the Servicer pursuant to the terms of the Servicing Agreement. Under the Servicing Agreement, the Servicer will be entitled to receive a Servicing Fee of 0.50% per annum based upon the outstanding principal balance of Mortgage Loans serviced.


                                   ARTICLE X.

                                  CONSTRUCTION

               Section 1.101 Entire Agreement. This Purchase Agreement, together with the Significant Documents, including the Exhibits and the Schedules thereto, contains the entire agreement of the parties with respect to the subject matters hereto, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof.

               Section 1.102 Severability Clause. Any part or provision of this Purchase Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part or provision of this Purchase Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the parties hereto waive any provision of Law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part or provision of this Purchase Agreement shall deprive any party of the economic benefit intended to be conferred by this Purchase Agreement, the parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Purchase Agreement, without regard to such invalidity.

               Section 1.103 Counterparts. This Purchase Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

               Section 1.104 Governing Law; Purchase Agreement Constitutes Security Agreement; Consent To Forum; Immunities. This Purchase Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in New York, New York. This Purchase Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the conflict of laws rules therein, and shall constitute a security agreement within the meaning of the New York UCC. The parties hereto hereby consent and agree that the Supreme Court of New York County, New York or, at the Purchaser's option, the United States District Court for the Southern District of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining to this Purchase Agreement or to any matter arising out of or related to this Purchase Agreement. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section 11.01 hereof. Nothing in this Purchase Agreement shall be deemed or operate to affect the right of the Purchaser to serve legal process in any other manner permitted by Law, or to preclude the enforcement by the Purchaser of any judgement or order obtained in such forum or the taking of any action under this Purchase Agreement to enforce same in any other appropriate forum or jurisdiction.

               To the extent that the Seller has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to the Seller or the Seller's property, the Seller hereby irrevocably waives such immunity in respect of its obligations under this Purchase Agreement.

               Section 1.105 No Agency; No Partnership; No Joint Venture. Neither the Purchaser nor the Seller is the agent or representative of the other, and nothing in this Purchase Agreement shall be construed to make either the Purchaser or the Seller liable to any third party for services performed by such third party or for debts or claims accruing to such third party against either the Purchaser or the Seller. Nothing contained herein nor the acts of the parties hereto shall be construed to create a partnership, agency or joint venture between the Purchaser and the Seller.

               Section 1.106 Judicial Interpretation. Should any provision of this Purchase Agreement or any of the other Significant Documents require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all the parties hereto have participated in the preparation of this Purchase Agreement.

               Section 1.107 Recitals. The recitals of this Purchase Agreement are not intended to constitute substantive provisions hereof.

               Section 1.108 Rules of Interpretation. Except as otherwise expressly provided in this Purchase Agreement, the following rules shall apply hereto:

               (a) the singular includes the plural and the plural includes the singular;

               (b) "or" is not exclusive and "include" and "including" are not limiting;

               (c) a reference to any agreement or other contract includes permitted supplements, amendments and other modifications;

               (d) a reference to a law (or Law) includes any amendment or modification of such law (or Law) and the rules or regulations issued thereunder;

               (e) a reference to a Person includes its permitted successors and assigns in the applicable capacity;

               (f) a reference in this Purchase Agreement to an Article, Section, clause, recital or Exhibit is to the Article, Section, clause, recital or Exhibit of this Purchase Agreement unless otherwise expressly provided;

               (g) words such as "hereunder", "hereto", "hereof", and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Purchase Agreement and not to any particular Article, Section or clause hereof;

               (h) all obligations under this Purchase Agreement are continuing obligations throughout the term of this Purchase Agreement;

               (i) any right in this Purchase Agreement may be exercised at any time and from time to time;

               (j) the headings of the Articles and Sections are for convenience and shall not affect the meaning of this Purchase Agreement; and

               (k) time is of the essence in performing all obligations.

               Section 1.109 Good Faith. The Seller and the Purchaser shall implement the terms and provisions of this Purchase Agreement in good faith in accordance with applicable Law.


                                   ARTICLE XI.

                                  MISCELLANEOUS

               Section 1.111 Notices. All demands, notices, requests for consent and other communications hereunder shall be in writing and personally delivered, mailed by certified mail, return receipt requested, and telecopied, and shall be deemed to have been duly given upon receipt;

               if to the Seller:

                      CMG Funding Corp.
                      5295 Commerce Drive
                      Suite 400
                      Salt Lake City, Utah 84107
                      Attention:  John Fry
                      Telephone Number:  (801) 261-1097
                      Telecopier Number:  (801) 261-3879

                      Continental Mortgage Group, L.C.
                      5295 Commerce Drive
                      Suite 400
                      Salt Lake City, Utah 84107
                      Attention:  John Fry
                      Telephone Number:  (801) 261-1097
                      Telecopier Number:  (801) 261-3879


               if to the Purchaser:

                      ContiTrade Services L.L.C.
                      277 Park Avenue
                      New York, New York 10172
                      Attention:  Chief Counsel
                      Telephone Number:   (212) 207-2822
                      Telecopier Number:  (212) 207-2935

               with a copy to:

                      ContiTrade Services L.L.C.
                      277 Park Avenue
                      New York, New York 10172
                      Attention: Jay Remis
                      Telephone Number:   (212) 207-2887
                      Telecopier Number:  (212) 207-5251

or, as to either party, at such other address or telecopy number as shall be designated by such party in a written notice to the other party.

               Section 1.112 Further Agreements. The Seller and the Purchaser each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Purchase Agreement.

               Section 1.113 Third-Party Rights; Assignment. This Purchase Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other Person. The Seller may neither assign its rights nor delegate its obligations under this Purchase Agreement without the prior written consent of the Purchaser. The Purchaser may assign (a) its rights and/or delegate its obligations under this Purchase Agreement to an Affiliate without the consent of the Seller, and (b) its rights under this Purchase Agreement, or any portion thereof (including, without limitation, the security interest of the Purchaser in the Collateral, and its right to receive payments and exercise remedies under a Secured Note), in connection with any financing, borrowing, repo sale and/or pledge by the Purchaser concerning a Secured Note.

               Section 1.114 Advice from Independent Counsel. The parties hereto understand that this Purchase Agreement and each of the other Significant Documents to which either of them is a party are legally binding agreements that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Purchase Agreement and each of the other Significant Documents to which it is a party and that it is satisfied with its legal counsel and the advice received from it.

               Section 1.115 Summary Judgment. The Seller hereby acknowledges and agrees that any enforcement action relating to this Purchase Agreement or any Secured Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

               Section 1.116 Reproduction of Documents. This Purchase Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  [Remainder of Page Intentionally Left Blank]

               IN WITNESS WHEREOF, each of the parties hereto have caused their duly appointed representative(s) to set their hands as of the date and year first above written.

                                            CMG FUNDING CORP.


                                            By
                                              ----------------------------------
                                              Name:
                                              Title: President


                                            CONTINENTAL MORTGAGE GROUP, L.C.


                                            By
                                              ----------------------------------
                                              Name:
                                              Title: President


                                            CONTITRADE SERVICES L.L.C.


                                            By
                                              ----------------------------------
                                              Name:
                                              Title:


                                            By
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT A

                             Securitization Program
                      Mortgage Loan Underwriting Guidelines




                                   [Attached]

                                                                       EXHIBIT B


                                Conforming Mortgage Loan
                                 Underwriting Guidelines


               The Conforming Mortgage Loan Underwriting Guidelines include the standards acceptable under either the FNMA Mortgage Loan Underwriting Guidelines and the FHMLC Mortgage Loan Underwriting Guidelines as may exist from time to time.

                                                                       EXHIBIT C



                          RECEIPT, GRANT AND ASSIGNMENT


               Reference is made to the Purchase and Sale Agreement (the "Purchase Agreement") dated as of December 17, 1996 among CMG Funding Corp. and Continental Mortgage Group, L.C. (the "Seller") and ContiTrade Services L.L.C. ("the Purchaser") and the Purchase Request dated , 19 (a copy of which is annexed hereto). Capitalized terms used herein but not defined herein have the meanings assigned such terms in the Purchase Agreement.

               The Seller hereby acknowledges receipt of $ in immediately available funds representing the Initial Tranche Amount for Eligible Assets which are the subject matter of the annexed Purchase Request. The Seller hereby confirms and restates with respect to each such Eligible Asset the representations and warranties contained in Section 5.01 and Exhibit H of the Purchase Agreement.

               The Seller hereby assigns to the Purchaser as security for the Seller's obligations under the Purchase Agreement all of the Seller's right, title and interest in, to and under (a) the Eligible Assets set forth on the Mortgage Loan Schedule, (b) all distributions of principal and interest with respect thereto and (c) all proceeds of the foregoing. The foregoing grant of a security interest is given in furtherance of Section 6.07 of the Purchase Agreement.


                                            CMG FUNDING CORP.



                                            By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT D

                                PURCHASE REQUEST

                                     [Date]

ContiTrade Services L.L.C.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

               Pursuant to Section 2.04 of the Purchase Agreement (the "Purchase Agreement") dated as of December 17, 1996 between you ("the Purchaser") and us (the "Seller"), the Seller hereby irrevocably requests that the Purchaser purchase the following Eligible Assets: [describe Eligible Assets]

TYPE OF ELIGIBLE ASSETS:
                                             ---------
PURCHASE DATE:
                                             ---------
MARKET VALUE OF PRINCIPAL:                  $
(multiplied by)                              ---------
        PURCHASE PRICE
        PERCENTAGE:   ____%
(equals)
INITIAL TRANCHE AMOUNT:                     $
(less)                                       ==========

NET WIRE AMOUNT                             $
                                             ==========


Tranche Term:
                                             -----------
Tranche Rate:                                             LIBOR plus 225
                                                          basis points

Market Movement Allowance:                             %
                                             ----------

Other terms:

                                            CMG FUNDING CORP.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Date:


                                            CONTINENTAL MORTGAGE GROUP, L.C.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Date:



SELECT ONE ONLY:


/  /           the Purchaser hereby acknowledges receipt of the foregoing
               Purchase Request and by its signature below agrees to purchase and for this Tranche, the Market Movement Allowance is the above-described Eligible Assets subject to the terms and provisions hereof and of the Purchase Agreement. This document shall operate as a confirmation of the purchase transaction which is the subject of such request.

/  /           the Purchaser hereby acknowledges receipt of the foregoing
               Purchase Request and declines to purchase the above-described
               Eligible Assets.


                                    CONTITRADE SERVICES L.L.C.



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                       Date:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:
                                       Date:

                                                                       EXHIBIT E



                   [FORM OF OPINION OF COUNSEL TO THE SELLER]

                                   [Attached]

                                                                     EXHIBIT F-1

                                 MORTGAGE LOAN SCHEDULE

(a)      name of the Obligor
(b)      address of the Mortgaged Property
(c)      account number
(d)      original principal amount of the Mortgage Loan
(e)      current principal balance
(f)      current interest rate on the Mortgage Loan
(g)      stated maturity of the Mortgage Loan
(h)      LTV
(i)      CLTV
(j)      lien priority
(k)      next due date on the Mortgage Loan
(l)      amount of the original principal and interest payment
(m)      Loan Type
(n)      Index, if applicable
(o)      Gross Margin, if applicable
(p)      Start Rate, if applicable
(q)      any periodic caps, if applicable,
(r)      lifetime cap, if applicable
(s)      appraised value of the Mortgage Loan
(t) credit category of the Obligor (as set forth in the related Securitization Program Mortgage Loan Underwriting Guidelines or Conforming Mortgage Loan Underwriting Guidelines, as the case may be)
(u)      occupancy status (i.e., owner occupied or non-owner occupied)
(v)      documentation status of the
         Mortgage Loan
(w) with respect to any Conforming Mortgage Loan, the anticipated, date of sale of such Wholesale Mortgage Loan.

                                     F-1-1

                                                                     EXHIBIT F-2

                         DETAILED MORTGAGE LOAN SCHEDULE

        For each Mortgage Loan, the Seller shall provide the following information:


    (a)    the account number:
    (b)    a mortgagor's name:
    (c)    the mortgaged property's street address, city, state and ZIP code;
    (d)    the original balance;
    (e)    the current principal balance;
    (f)    the mortgage interest rate;
    (g)    original P&I payment;
    (h)    the index;
    (i)    the gross margin;
    (j)    the floor rate;
    (k)    the lifetime cap;
    (l)    the frequency of rate adjustment;
    (m)    the rate adjustment caps:
    (n)    the original term:
    (o)    the amortization term;
    (p)    the remaining term;
    (q)    the lien position;
    (r)    the combined loan-to-value ratio;
    (s)    loan-to-value ratio with respect to the Mortgage Loan;
    (t)    the funding date;
    (u)    the first payment date;
    (v)    the first adjustment date;
    (w)    the interest pay through date;
    (x)    the maturity date;
    (y)    the appraised value and type;
    (z)    the owner occupancy status;
   (aa)    the property type;
   (bb)    the property's use;
   (cc)    the borrower credit quality;
   (dd)    risk upgrade (Y/N); (ee) the debt to income ratio;
   (ff)    the documentation classification;
   (gg)    prepayment penalty terms/type;
   (hh)    broker number;
   (ii)    broker points;
   (jj)    premium/discount paid to or received from broker;

                                     F-2-1

   (kk) the wiring instructions for funds to be disbursed by the Purchaser to the Seller or a specified title company or escrow agent in respect of the Mortgage Loan (including, but not limited to, any federal wire reference number, if available);
   (ll)    the date of the Mortgage Note and the related Mortgage; and
   (mm) the beginning date and ending date of each rescission period under applicable federal, state and local law relating to such Mortgage Loan.
   (nn)    next payment date
   (oo)    lien-status
   (pp)    loan purpose
   (qq)    balloon/non-balloon
                                     F-2-2

                                                                       EXHIBIT G


                         [FORM OF OFFICER'S CERTIFICATE]

                                   [ATTACHED]

                                                                       EXHIBIT H


                      REPRESENTATIONS AND WARRANTIES OF THE SELLER

                (a) The Seller hereby makes the following representations and warranties to the Purchaser as of each Purchase Date, as follows:

                    (i) the Seller is a corporation, in the case of CMGFC, and a limited liability company in the case of CMLC, in good standing and has been duly organized and is validly existing as a corporation under the Laws of the State of its organization;

                   (ii) the Seller is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations;

                  (iii) the Seller has the requisite power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Mortgage Loans and the Seller has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, the Significant Documents;

                   (iv) the Seller is able to meet its obligations when they become due and is not in default (beyond any applicable cure period) under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and the execution and delivery by the Seller of the Significant Documents will not result in any violation of any such mortgage, instrument or agreement to which the Seller is a party or by which its property is bound;

                    (v) (A) all audited and unaudited financial statements, budgets and certificates of the Seller or any of its officers furnished to the Purchaser are true and complete and do not omit to disclose any material liabilities, contingent or otherwise, or other facts relevant to the condition of the Seller; and (B) all such audited financial statements have been prepared in accordance with GAAP;

                   (vi) no consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable Law in connection with the execution, delivery and performance by the Seller of the Significant Documents;

                 (vii) there is no action, proceeding or investigation pending or, to the best knowledge of the Seller, threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any of the Significant Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by any of the Significant Documents, or (C) which might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, any of the Significant Documents;

                 (viii) since the date of this Purchase Agreement, there has been no material adverse change in the business, operations, financial condition, properties or business plan of the Seller, taken as a whole;

                   (ix) the person or persons signatory to this Purchase Agreement and any document executed pursuant to it on behalf of the Seller have full power and authority to bind the Seller;

                    (x) each of the Significant Documents has been duly authorized and executed by the Seller and is a legal, valid and binding agreement and is enforceable against the Seller in accordance with its terms;

                   (xi) the execution, delivery and performance of any of the Significant Documents, and the exhibits attached thereto, if any, and the other documents contemplated herein, and the performance by it of all transactions contemplated herein and therein, (A) have been duly authorized by all necessary and appropriate corporate action on the part of the Seller, (B) will not violate any provision of the Certificate of Incorporation or Bylaws of the Seller, (C) does not conflict with any term or provision of any other agreement to which the Seller is a party, and (D) will not cause a breach of any applicable federal, state or municipal governmental law or regulations, or any order, judgment, writ, award, injunction or decree of any court or governmental instrumentality which is binding upon the Seller;

                (xii) there has been no (A) filing against the Seller of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar Laws of the United States or any state or territory thereof or of any foreign jurisdiction as to which the Seller fails to secure dismissal within 60 days of such filing, or (B) commencement by the Seller of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Seller to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Seller or of any substantial part of its property, or the making by the Seller of any general assignment for the benefit of creditors, or the failure of the Seller generally to pay its debts as such debts become due, or the taking of corporate action by the Seller in furtherance of any of the foregoing;

                (xiii) all representations and warranties made pursuant to this Purchase Agreement and any Significant Documents are and will be true and correct at the time when made and at all times thereafter under this Purchase Agreement and any Significant Documents or, if limited to a specific date, as of the date to which they refer;

                (xiv) to the knowledge of the Seller, all written information and documents or copies of documents furnished to the Purchaser pursuant to or in connection with this Purchase Agreement and any Significant Documents are and will be true and correct in all material respects at the time when made and at all times thereafter under this Purchase Agreement and any Significant Documents or, if limited to a specific date, as of the date to which they refer;

                (xv) Immediately after the sale, assignment and transfer to the Purchaser as herein contemplated, all necessary action will have been taken to grant a valid and enforceable first priority perfected security interest in the related Eligible Assets (including the filing or amendment of financing statements under the Uniform Commercial Code in all applicable jurisdictions, if necessary) free and clear of all liens and encumbrances, except for those subsequent liens which, by operation of law take priority over a previously perfected security interest; and

                (xvi) The Seller has not originated title I home improvement loans during any immediately preceding three consecutive calendar month period such that such loans represents more than 49% of all loans which the Seller originated during such three calendar month period, determined on the basis of the initial principal balances of the loans.

                (xvii) all actions necessary to transfer to the Purchaser the interests in the Mortgage Loans subject to Purchase hereunder have been or are currently being taken and the Seller has not offered or sold, and will not offer or sell, any Mortgage Loans in any manner that would render the issuance and sale of the Mortgage Loans a violation of
        Section 5 of the Securities Act of 1933, as amended, or any state securities or "Blue Sky" laws or require registration pursuant thereto, nor has it authorized, nor will it authorize, any person to act in such manner.

                (b) The Seller agrees and acknowledges that each of the representations and warranties set forth in subsection (a) hereof (i) is material and being relied upon by the Purchaser, (ii) is true in all respects as of the date of this Purchase Agreement and (iii) shall survive the execution, termination and expiration of this Purchase Agreement.

                                                                       EXHIBIT I


                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                (a) The Purchaser hereby makes the following representations and warranties as of the date of this Purchase Agreement:


                    (i) the Purchaser has been duly organized and is validly existing as a limited liability company under the Laws of the State of Delaware;

                   (ii) the Purchaser has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Purchase Agreement to be performed by it;

                  (iii) no consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution and delivery by the Purchaser of this Purchase Agreement;

                   (iv) the person or persons signatory to this Purchase Agreement and any document executed pursuant to it on behalf of the Purchaser have full power and authority to bind the Purchaser;

                    (v) this Purchase Agreement is valid, binding and enforceable against the Purchaser in accordance with its terms; and

                   (vi) the execution, delivery and performance of this Purchase Agreement, and the exhibits attached hereto and the other documents contemplated herein to which the Purchaser is a party, and the performance by the Purchaser of all transactions contemplated herein and therein (A) have been duly authorized by all necessary and appropriate corporate action on the part of the Purchaser, (B) will not violate any provision of the Articles of Organization of the Purchaser, (C) does not conflict with any term or provision of any other agreement to which the Purchaser is a party, and (D) will not cause a breach of any applicable federal, state or municipal governmental law or regulations, or any order, judgment, writ, award, injunction or decree of any court or governmental instrumentality which is binding upon the Purchaser.

                (b) The Purchaser agrees and acknowledges that each of the representations and warranties set forth in subsection (a) hereof (i) is material and being relied upon by the Seller, (ii) is true in all respects as of the date of this Purchase Agreement and (iii) shall survive the execution and termination of this Purchase Agreement.

                                                                       EXHIBIT J


                             COVENANTS OF THE SELLER




               Affirmative Covenants. The Seller covenants and agrees with the Purchaser as follows:

                (a) the Seller shall timely make any payment of interest or principal or any other sum, which has become due whether by acceleration or otherwise, under the terms of this Purchase Agreement and under any document evidencing or securing indebtedness of the Seller to the Purchaser or any of its Affiliates;

                (b) the Seller will notify the Purchaser in writing of any of the following within three Business Days after a responsible officer of the Seller learns of the occurrence thereof, but in no event later than ten Business Days following the occurrence thereof, describing the same and, if applicable, further notifying the Purchaser, within four Business Days after learning of the occurrence thereof, of any remedial steps being taken with respect thereto:

                   (i) the occurrence or likelihood of occurrence of an Event of Termination hereunder;

                   (ii) the institution of any litigation, arbitration proceeding or governmental proceeding with the amount in contest being greater than $200,000 in the aggregate;

                  (iii) the entry of any judgment or decree against the Seller if the aggregate amount of all judgments and decrees then outstanding against the Seller exceeds $50,000 after deducting (i) the amount with respect to which the Seller is insured and with respect to which the insurer has assumed responsibility in writing, and (ii) the amount for which the Seller is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Purchaser;

                   (iv) an event of default under any material agreement of the Seller if such event of default would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or would materially and adversely affect the performance of its obligations and duties hereunder; or

                    (v) any breach of any representation, warranty, covenant or material obligation under this Purchase and Sale Agreement.

               (c) in the event of a filing against the Seller of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar Laws of the United States or any state or territory thereof or of any foreign jurisdiction or there shall be appointed a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Seller or any substantial part of the property of either or the ordering of the winding-up or liquidation of either party's affairs, dismissal of such filing, appointment or order shall be secured within 30 days of such filing;

               (d) the Seller shall maintain Consolidated Tangible Equity at an amount greater than (i) $1,000,000 from the date of execution of this Purchase Agreement through the calendar year ending on December 31, 1997, (ii) $1,500,000 during the calendar year ending on December 31, 1998, and (iii) $2,000,000 at all times thereafter;

                (e) less than 10% of (i) the aggregate outstanding principal balance of all loans originated by the Seller or (ii) the aggregate outstanding principal balance of any pool of mortgage loans purchased by the Seller and subsequently securitized is contractually delinquent for 91 or more days;

                (f) (1) the Seller shall, promptly upon preparation, but in no event later than 60 days following the end of its first three fiscal quarters, deliver to the Purchaser its unaudited company-prepared consolidated and consolidating financial statements as of the end of such fiscal quarter, prepared in accordance with GAAP consistently applied and certified by the chief financial officer of the Seller; (2) the Seller shall, promptly upon preparation, but in no event later than 90 days following the end of its fourth fiscal quarter, deliver to the Purchaser (A) its audited and certified consolidated and consolidating financial statements, including the consolidated and consolidating balance sheets of the Seller and the related statements of income and cash flows and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP consistently applied, as of the end of the most recently ended fiscal year, (B) the annual report, furnished by a firm of independent public accountants, of the examination, which has been conducted in compliance with the Uniform Single Audit Program for Mortgage Bankers, of the Seller's servicing performance and (C) a certificate from the accountants preparing the Seller's audited financial statements stating that in the course of preparing the audited financial statements nothing came to their attention indicating that the Seller was not in compliance with the terms of this Purchase Agreement; (3) beginning with the audit and certification for the fiscal year ended September 30, 1997, audits and certifications shall each be prepared by a nationally recognized independent accounting firm and reasonably acceptable to the Purchaser; (4) in all cases, consolidated and consolidating financial statements shall include, without limitation, balance sheets, profit and loss statements and statements of cash flows; and (5) notwithstanding anything in this Purchase Agreement to the contrary, if (A) the audited and certified financial statements described in the immediately preceding sentence are not delivered within 90 days, as the case may be, (B) such financial statement delivery delay is through no fault of the Seller, and (C) the Seller provides the Purchaser with a notice specifying the reason for the delay and a date, within a reasonable time period (as determined by the Purchaser), on which such financial statements will be delivered and they are so delivered; then failure to deliver such financial statements within 90 days, as the case may be, shall not be deemed to be an Event of Termination for purposes of this Purchase Agreement;

                (g) the Seller shall in writing, promptly upon a responsible officer of the Seller learning of any breach of any representation, warranty, covenant or material obligation under this Purchase Agreement, notify the Purchaser thereof;

                (h) as requested by the Purchaser by written notice from time to time, the Seller shall, promptly upon filing, deliver to the Purchaser such requested copies of all public filings made by the Seller with any Governmental Authority or quasi-governmental body;

                (i) the Seller shall comply with all Laws, ordinances, governmental rules and regulations to which the Seller is subject, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations from, give all such notices promptly to, register, enroll or file promptly all such agreements, instruments or documents required by applicable Laws with, and promptly take all such other legally required action with respect to, any Governmental Authority or regulatory authority, agency or official, as is required under any provision of any applicable Law and that it is necessary (i) for the continued operation of any of the Seller's activities or business or the performance by the Seller of any of its agreements or obligations under this Purchase Agreement or (ii) to ensure the continuing legality, validity, binding effect or enforceability of this Purchase Agreement or any of the obligations hereunder of the Seller necessary to the ownership of its properties or to the conduct of its businesses;

                (j) the Seller shall do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority would not have a material adverse effect on the ability of the Seller to conduct its business or to perform its obligations under the Significant Documents in the reasonable judgment of the Purchaser;

                (k) at all times during which this Purchase Agreement is in effect, the Seller shall possess sufficient net capital and liquid assets to satisfy its obligations as they become due in the normal course of business;

                (l) upon five days prior written notice, the Seller shall permit the Purchaser or its accountants, attorneys or other agents access to all of its books and records for inspection and copying, at the Purchaser's expense, during normal business hours at all places where the Seller conducts business. During the term of this Purchase Agreement, the Seller shall furnish the Purchaser such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate in respect of the purposes of this Purchase Agreement;

                (m) the Seller shall pay and discharge all taxes, assessments and governmental charges upon it, its income and properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, the Seller shall maintain adequate reserves on its books therefor;

                (n) the Seller shall file all federal, state and local tax returns and other reports that the Seller is required by Law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any property belonging to it;

                (o) the Seller shall maintain thereafter, at its own expense, an errors and omissions policy of insurance and a blanket fidelity bond with broad coverage on all officers, directors, employees and agents of the Seller or its Affiliates with (A) its current insurer, Fidelity Deposit of Maryland (Policy Number MPP000245700), or (B) responsible companies with a rating of "A" or better by Best. Any such fidelity bond shall protect the Seller and the Purchaser against losses, including forgery, theft, embezzlement and fraud of such persons. The insurance policy and the bond shall each show the Purchaser as an additional insured and shall provide that the insurers or bonding company shall give the Purchaser thirty (30) days' written notice prior to any cancellation. This provision shall not diminish or relieve the Seller from its duties and obligations as set forth in this Purchase Agreement. The minimum coverage under (i) any such errors and omissions policy of insurance shall be three hundred fifty thousand dollars ($350,000), or such greater coverage amount as FNMA or FHMLC may require for the Seller and (ii) any such fidelity bond shall be at least equal to three hundred fifty thousand dollars ($350,000), or such greater coverage amount as FNMA or FHMLC may require for the Seller. The deductible amount on such errors and omissions policy of insurance and such fidelity bond shall not exceed $25,000, without the written consent of the Purchaser;

                (p) the Seller shall furnish to the Purchaser, periodically upon request, good standing certificates and officer's certificates to assure the Purchaser of the Seller's continued authority to perform the Seller's obligations under this Purchase Agreement;

                (q) the Seller shall at all times maintain the ratio of its current assets to its current liabilities at 1.05 or greater (each as determined by GAAP);

                (r) with respect to:

                           (i) Mortgage Loans other than Wet-Funded Mortgage
                Loans and Quick-Funded Mortgage Loans, the Seller shall deliver to the Custody Agent, no later than 12:00 p.m., Eastern time, on the Business Day prior to any Purchase Date, the Mortgage Files relating to the Mortgage Loans to be purchased on such Purchase Date;

                          (ii) each Wet-Funded Mortgage Loan, the Seller shall
                use its best efforts to deliver the related Mortgage File to the Custody Agent within one Business Day after the Purchase Date for such Wet-Funded Mortgage Loan, and such documents shall in any event be delivered to the Custody Agent on behalf of the Purchaser within three Business Days after the related Purchase Date;

                         (iii) each Quick-Funded Mortgage Loan, the Seller shall
                deliver the related original executed Mortgage Note and Assignment of Mortgage to the Custody Agent on or prior to the Purchase Date for such Quick-Funded Mortgage Loan; and

                          (iv) any Quick-Funded Mortgage Loan, the Seller shall
                use its best efforts to deliver to the Custody Agent the documents in the Mortgage File, other than those already delivered pursuant to clause (iii) hereof, within two Business Days after the related Purchase Date but in any event not later than the third Business Day after such Purchase Date.

                (s) the Seller shall replace a Mortgage Loan not conforming in any material respect with the representations and warranties made in Exhibit K of this Purchase Agreement with a conforming Mortgage Loan of substantially the same size and type as the non-conforming Mortgage Loan, or repurchase same at the related Adjusted Tranche Amount plus the related Net Securities Amount;

                (t) with respect to each Eligible Asset, the Seller shall comply with all document delivery requirements set forth in this Purchase Agreement and in the Custody Agreement;

                (u) the Seller shall permit the Purchaser or its accountants, attorneys or other agents access to all of its books and records relating to Eligible Assets purchased and retained by the Purchaser for inspection and copying during normal business hours at all places where the Seller conducts business;

                (v) the Seller hereby warrants that no Obligor of a Mortgaged Property underlying any Eligible Asset sold to the Purchaser hereunder is, or shall become, contractually delinquent with respect to the first payment due on the mortgage note or other instrument evidencing such Obligor's indebtedness, as the case may be, pertaining to such Mortgaged Property; and

                (w) The Seller hereby warrants that no Obligor of a Mortgaged Property underlying any Eligible Asset sold to the Purchaser hereunder is, or shall become, contractually delinquent with respect to any three consecutive payments due on the mortgage note or other instrument evidencing such Obligor's indebtedness, as the case may be, pertaining to such Mortgaged Property.

                (x) for the six-month period following the date of transition to this Purchase Agreement as described in (s) above, the Seller shall cause all of its Mortgage Loans sold under this Purchase Agreement to be reunderwritten by an independent contract underwriter selected by the Purchaser; thereafter, based on the experience obtained from such reunderwriting, the Purchaser may reasonably direct that the Seller continue to have its Mortgage Loans, or some portion thereof, reunderwritten by an independent contract underwriter for such further period as the Purchaser may reasonably direct; the Seller shall bear all of the costs and expenses at such reunderwriting;

                (y) the Seller shall prepare annual operating and capital budgets for its operations, acceptable to the Purchaser, acceptable to the Purchaser, on at least yearly intervals, or at such other times as the Purchaser may reasonably request, and the Seller shall promptly furnish copies of such budgets to the Purchaser;

                (z) the Seller shall take all actions reasonably requested by the Purchaser, from time to time, as the Purchaser may request in order to perfect, maintain or release any security interest of the Purchaser;

                (aa) the Seller shall take all actions necessary as is requested by the Purchaser, from time to time to assure that (i) no Wet-Funded Mortgage Loan remains a Wet-Funded Mortgage Loan under this Purchase Agreement for more than three days following the related Purchase Date, (ii) no Conforming Mortgage Loan shall remain a Mortgage Loan under this Purchase Agreement for more than sixty (60) days from the related Purchase Date, and (iii) no Mortgage Loan shall remain a Mortgage Loan under this Purchase Agreement for more than (90) days from the related Purchase Date; and

               (bb) the Purchase shall take all actions necessary to merge Continental Mortgage Group, L.C. into the Purchaser on or before January 31, 1997.

               Negative Covenants of the Seller. The Seller covenants and agrees with the Purchaser as follows:

             (a) the Seller shall not (1) assign or attempt to assign this Purchase Agreement or any rights hereunder, without first obtaining the specific written consent of the Purchaser, or (2) grant any security interest, lien or other encumbrance on any Collateral other than (A) to the Purchaser or any of its Affiliates or (B) with respect to taxes and assessments related thereto which are not yet due and payable, or which are being contested in good faith;

                (b) the Seller shall not commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such Law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Seller, or of any substantial part of its property, and the Seller shall not make any general assignment for the benefit of creditors, or fail generally to pay debts as such debts become due, and shall not take corporate action in furtherance of any of the foregoing;

                (c) the Seller shall not amend its Articles of Incorporation or Bylaws, or sell, transfer, or issue any capital stock other than pursuant to the exceptions listed in clauses (i) through (vi) of paragraph (a) of the definition of "Change of Control", without the prior written consent of the Purchaser;

                (d) the Seller shall not suffer any materially adverse change in its financial condition, operations, business, properties or business plan, or the existence of any other condition which, in the Purchaser's sole judgement, constitutes an impairment of such the Seller's ability to perform its obligations under any of the Significant Documents and which condition is not remedied within ten days after written notice to the Seller thereof or, if the condition cannot be fully remedied within said ten days, substantial progress (which shall be in the Purchaser's sole judgement) has not been made within said ten days, or such other period as may be mutually agreed upon, toward remedy of the condition;

                (e) the Seller shall not default under any term or provision of any other agreement between (1) the Seller and (2) the Purchaser or any of its Affiliates or any third parties, which default shall not have been cured within an applicable cure period, if any, and which default has, or with the passage of time will have, a material adverse effect on the Seller or its business. For the purposes of this subsection, both (x) a final judgement for the payment of money in excess of $50,000 in the aggregate rendered against the Seller and remaining in force unpaid, unbonded, undismissed, undischarged and unstayed after the expiration of the period which is the longer of ten days or the payment plan for such judgement and (y) the failure to make any payment in excess of $50,000 to a third party pursuant to the terms of any other agreement, and such failure is not cured within any applicable cure period, shall be deemed material;

                (f) the Seller shall not declare any dividends or redeem any capital stock without the prior written consent of the Purchaser;

                (g) there shall be no Change of Control, and the Seller shall not merge or consolidate with or into any other entity, without the prior written consent of the Purchaser;

                (h) except for mortgage loans acquired with the intent of sale (either on a whole-loan or securitization basis) and securities issued pursuant to securitizations of the Seller-owned loans, the Seller shall not purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interest, debt or other securities of any other entity without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld;

                (i) the Seller shall not (1) dissolve or terminate its existence, (2) enter into any joint venture or become a partner in any partnership, (3) transfer any assets to any Affiliate except as otherwise expressly permitted or contemplated hereby, (4) operate any portion of the business of the Seller under an assumed name or dba, (5) modify or amend the Stock Option Plan without the consent of the Purchaser, or (6) create any subsidiary without the prior written consent of the Purchaser;

                (j) except for making and purchasing of mortgage loans in the ordinary course of business, the Seller shall not (i) make or permit to exist investments in or loans or advances to any other person, entity or Affiliate, including without limitation, any shareholders of the Seller, or (ii) sell or transfer 5% or more of the assets of the Seller, except with the prior written consent of the Purchaser;

                (k) the Seller shall not guarantee, endorse or otherwise in any way become or be responsible for any obligations of any other person, entity or Affiliate, including without limitation, whether directly or indirectly by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purposes of paying or discharging any indebtedness or obligation of such other person or otherwise; provided, however, that nothing contained herein shall prevent the Seller from indemnifying its officers, directors and agents pursuant to its bylaws and its Certificate of Incorporation;

                (l) the Seller shall not, in the aggregate, make or commit to make capital expenditures in excess of $50,000, with respect to individual expenditures, or in excess of $200,000 during any fiscal year without the prior written consent of the Purchaser;

                (m) the Seller will not commit any act in violation of applicable Laws, or regulations promulgated pursuant thereto that relate to the Seller or that materially and adversely affect the operations or financial condition of the Seller;

                (n) commencing with January 1, 1997, with respect to any fiscal year, the aggregate amount of Bonus Compensation (other than any reasonable production bonus tied to direct production performance) paid to the Seller's employees, including officers of the Seller, during such year shall not exceed 12?% for the Seller's fiscal years ending September 30, 1997 and September 30, 1998 and 10% thereafter of the net income before taxes after accounting for the expense related to base salary compensation, excluding Fringe Benefits, for such year;

                (o) in any year the aggregate base salary compensation, excluding Fringe Benefits, for the Senior Officers shall not exceed the amount paid to such Senior Officers in the previous year by more than 5%;

                (p) during the term of this Purchase Agreement, the Seller shall not engage in any business other than as a mortgage or consumer loan originator or as a provider of ancillary services or products;

                (q) the Seller shall not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except as the Purchaser may otherwise approve through prior written notice;

                (r) the Seller shall not enter into any financing arrangement with any entity other than the Purchaser or incur any debt to any Person other than the Purchaser (other than debt which is fully subordinated to any Loan or payment obligation hereunder), except as the Purchaser may otherwise approve through prior written notice;

                (s) the Seller shall not, without the prior written consent of the Purchaser, issue, distribute, sell or transfer, or allow the issuance, distribution, sale or transfer by the Seller or by any Affiliate of the Seller, including, without limitation, the Controlling Shareholders of the Seller's capital stock or securities other than (A) the sale of the

Seller's capital stock to the Purchaser occurring upon the exercise of the Conversion Privilege, (B) the sale of the Seller's capital stock pursuant to a firm commitment public offering, (C) the transfer of the Seller's capital stock for estate planning purposes or pursuant to a domestic relations settlement or order, (D) the transfer of the Seller's Common Stock pursuant to the Stock Option Plan for a price greater than or equal to the Share Fair Market Value,
(E) pursuant to a buy/sell agreement solely among the Seller's existing shareholders, or (F) the sale, transfer or issuance of no more than five (5%) percent of the Seller's Common Stock which percentage shall be determined on a cumulative basis together with all other sales, transfers or issuances of the Seller's Common Stock under this clause (F) from the date of this Agreement) at a price at least equal to Share Fair Market Value with the prior written consent of the Purchaser;

                (t)   with respect to;

                           (i) Mortgage Loans other than Wet-Funded Mortgage
                Loans, the Seller deliver to the Custody Agent on behalf of Purchaser, no later than 12:00 p.m., Eastern time, on the Business Day prior to any Purchase Date, the Mortgage Files relating to the Mortgage Loans to be pledged on such Purchase Date;

                          (ii) each Wet-Funded Mortgage Loan, the Seller shall
                use its best efforts to deliver the related Mortgage File to the Custody Agent within one Business Day after the Purchase Date for such Wet-Funded Mortgage Loan, and such documents shall in any event be delivered to the Custody Agent on behalf of the Purchaser within three Business Days after the related Purchase Date;

                (u) the Seller shall deliver Purchase Requests identifying Mortgage Loans pertaining to the related Purchases sorted and aggregated for Wet-Funded Mortgage Loans and all other Mortgage Loans; and

                (v) the Seller shall not originate title I home improvement loans during any immediately preceding three consecutive calendar month period such that such loans represent more than 49% of all loans which the Seller originated during such three calendar month period determined on the basis of the initial principal balances of the loans.

                                                                       EXHIBIT K


                    REPRESENTATIONS AND WARRANTIES REGARDING
                           INDIVIDUAL MORTGAGE LOANS.

As to each Mortgage Loan, the Seller hereby represents and warrants to the Purchaser that as of the related Purchase Date with respect to such Mortgage
Loan:

I. (a) The information set forth on the Mortgage Loan Schedule is complete, true and correct as of the related Cut-off Date.

        (b) The Mortgage Note and the Mortgage have not been assigned or pledged by the Seller to a person other than the Purchaser, and the Seller has good and marketable title thereto, and the Seller is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature (collectively, a "Lien"), other than any such Lien released simultaneously with the sale contemplated herein, and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same, and immediately upon the transfer and assignment of each Mortgage Loan as herein contemplated, the Purchaser shall have good title to, and will be the sole legal owner of, each Mortgage Loan free and clear of any Lien.

        (c) The Mortgage is a valid and existing lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except liens for real estate taxes and special assessments not yet due and payable, in the case of a Mortgaged Property that is a condominium or an individual unit in a planned unit development, liens for common charges permitted by statute, and in the case of a second Mortgage Loan, the lien securing the related first lien. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to Purchaser establishes in Seller a valid and subsisting lien on the property described therein, and Seller has full right to sell and assign the same to Purchaser.

        (d) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Purchaser. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule.

        (e) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Obligor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Purchaser.

        (f) Except with respect to delinquencies described in clause (m) hereof, no Obligor is in default in complying with the terms of the Mortgage Note or the Mortgage, and the Seller has not waived any default, breach, violation or event of acceleration except that the Seller may have accepted late payments, and all taxes, governmental assessments, insurance premiums, or water, sewer and municipal charges which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is more recent, to the day which precedes by one month the due date of the first installment of principal and interest.

        (g) There is no proceeding pending or, to the best of Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, water, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

        (h) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the Mortgage except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy.

        (i) All of the improvements that were included for the purpose of determining the value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy.

        (j) There do not exist any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the appraisal, the Obligor or the Obligor's credit standing that can be reasonably expected to cause private institutional investors who are familiar with and invest in first and second mortgage loans similar to the Mortgage Loans to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become Delinquent or adversely affect the value or marketability of the Mortgage Loan.

        (k) No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation unless the appraisal for such Mortgaged Property notes such violation and assigns such improvement no value. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law.

        (l) All parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all licensing requirements of the United States and of the laws of the state wherein the Mortgaged Property is located that are applicable to such parties, subject to exceptions which, either individually or in the aggregate, do not adversely affect the value of the Mortgage Loans, and (ii)(A) organized under the laws of such state, or (B) qualified to do business in such state or exempt from such qualification in a manner so as not to affect adversely the enforceability of such Mortgage Loan, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state.

        (m) As of the Cut-off Date, (i) all payments required to be made on each Mortgage Loan under the terms of the related Mortgage Note have been made except for 1% of the Mortgage Loans (calculated as a percentage of the aggregate unpaid principal balance of all the Mortgage Loans) which are 30-59 days Delinquent and
(ii) no payment required to be made on any Mortgage Loan has been more than 30 days Delinquent more than once during the twelve month period immediately preceding the Cut-off Date.

        (n) The Mortgage File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans. Each appraisal is on forms approved by FNMA and FHLMC (subject to the exclusion of certain addenda), as the case may be.

        (o) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage, and each Mortgage Note and Mortgage have been duly and properly executed by such parties. The Obligor is a natural person who is a party to the Mortgage Note and the Mortgage in an individual capacity, and not in the capacity of a trustee or otherwise.

        (p) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, applicable to the Mortgage Loan have been complied with, and Seller has and shall maintain in its possession, available for Purchaser's inspection, and shall deliver to Purchaser upon demand, evidence of compliance with all such requirements.

        (q) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid.

        (r) Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the mortgage securing the consolidated principal amount is expressly insured as having first lien priority, except in the case of a Mortgage Loan where such lien is expressly insured as having second lien priority subject only to the lien of the related first lien, by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. Seller shall not be obligated to make future advances after the related Cut-off Date.

        (s) Each Mortgage Loan is covered by an American Land Title Association mortgage title insurance policy, a CLTA mortgage title insurance or equivalent policy for the jurisdiction in which the related Mortgaged Property is located, or such other form of policy acceptable to FNMA or FHLMC, issued by and the valid and binding obligation of TICOR Title, Stewart Title, American Title, Penn Title, Continental Title, Monroe Title, Security Guarantee Title, First American Title, Transamerica Title, Commonwealth Title, TRW Title, Chicago Title, Lawyers Title or Old Republic Title or such other title insurer which is approved in advance by the Purchaser, such approval not to be unreasonably withheld (collectively, the "title insurers") and such title insurers are qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the case of a first Mortgage Loan and the second priority lien of the Mortgage in the case of a second Mortgage Loan, in the original principal amount of the Mortgage Loan. Seller is the sole named insured of such mortgage title insurance policy, the assignment to Purchaser of Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer or the same has been obtained, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

        (t) All improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. If the mortgaged property was, at the time of origination of the related Mortgage Loan, in an area identified on a Flood Hazard Boundary Map or Flood Hazard Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and if the flood insurance policy referenced herein has been made available), a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier and in an acceptable amount. All individual insurance policies (collectively, the "Hazard Insurance Policy") are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming Seller, its successors and assigns, as mortgagee. All premiums thereon have been paid. The Mortgage obligates the mortgagor thereunder to maintain all such insurance at the Obligor's cost and expense, and upon the Obligor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Obligor's cost and expense and to seek reimbursement therefor from the Obligor.

        (u) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

        (v) The Mortgage Loan was originated or purchased and re-underwritten by the Seller pursuant to, and in compliance with, the Seller's Guidelines.

        (w) The Mortgage Loan is a closed-end, residential first Mortgage Loan or closed-end, residential second Mortgage Loan having an original term of not more than 30 years to maturity. Except with respect to any balloon Mortgage Loan, each Mortgage Loan is payable in equal monthly installments of principal and interest which would be sufficient, in the absence of late payments, to fully amortize such loan within the term thereof, beginning no later than two months after disbursement of the proceeds of the Mortgage Loan and bears a fixed interest rate for the term of the Mortgage Loan.

        (x) The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the holder thereof.

        (y) No Mortgage Loan is a construction Loan. Each Mortgaged Property is lawfully occupied under applicable law.

        (z) The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage.

        (aa) The Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure. Other than in the state of Texas there is no homestead or other exemption available to the Obligor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

        (bb) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor which fees and advances shall be reimbursed to the Seller as servicer of the Mortgage Loans.

        (cc) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a one family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit; provided, however, that, no residence or dwelling is a co-operative unit or a mobile home.
        (dd) No Mortgaged Properties are held under a ground lease unless: (A) the lease term does not expire until after 5 years beyond term of the related Mortgage Loan; (B) the sub-lease payments are at least equal to the lease payments; (C) the lease and sub-lease do not permit increases in the lease payments that are not specific; (D) the lease must provide for written notice for lessee to cure default; (E) the lease must permit mortgage encumbrance; (F) the lease must permit assignment of leasehold estate; and (G) the lease must grant the leasehold mortgagee (lender) the right to acquire property in its own name.

        (ee) The Loan-to-Value Ratio as of the date of origination of the Mortgage for each Standard A Loan was not more than ___%; provided that a Standard A Loan which is a High Loan-to-Value Loan may have a Loan-to-Value Ratio of up to ___%, the Loan-to-Value Ratio as of the date of origination of the Mortgage for each Special Program Loan was not more than ___%; provided that a Special Program Loan which is a High Loan-to-Value Loan may have a Loan-to-Value Ratio of up to ___% and the Loan-to-Value Ratio as of the date of origination of the Mortgage for each B/C Loan was not more than ___%; provided that a B/C Loan which is a High Loan-to-Value Loan may have a Loan-to-Value Ratio of up to ___%.

        (ff) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note.

        (gg) Other than the Standard A Loans no Mortgage Loan was originated under a buydown plan.

        (hh) Other than as provided by this Agreement, there is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Obligor.

        (ii) The Mortgage Note, the Mortgage, the assignment of mortgage and any other documents required to be delivered have been delivered to the Purchaser or to one or more Custody agents as the agent or agents of Purchaser. The Seller is in possession of a complete Mortgage File, except those documents delivered to Purchaser or to one or more Custody Agents as the agent or agents of Purchaser and there are no custodial agreements in effect adversely affecting the right or ability of Seller to make the document deliveries required hereby. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage prior to the assignment to the Purchaser have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller.

        (jj) No Mortgage Loan has a shared appreciation or other contingent interest feature.

        (kk) With respect to each second Mortgage Loan:

                   (i) if the Loan-to-Value Ratio is higher than 55%, either the related first lien does not provide for a balloon payment or the maturity date of each second Mortgage Loan with a first lien providing for a balloon payment occurs at least twelve months prior to the maturity date of such first lien;

                (ii) the related first lien does not provide for negative amortization;

               (iii) at the time of origination of the Mortgage Loan, the related first lien was at least 6 months old if such first lien was originated by the Seller;

               (iv) either no consent for the Mortgage Loan is required by the holder of the related first lien or such consent has been obtained and is contained in the Mortgage File; and

               (v) the combined loan to value does not exceed 80%.

        (ll) The Seller has caused or will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Purchaser.

        (mm) All amounts received on and after the related Cut-off Date with respect to the Mortgage Loans to which the Seller is not entitled have been remitted to the Purchaser.

        (nn) Each Mortgage Loan has been originated in accordance with the Seller's underwriting guidelines, including appraisal standards.

        (oo) As of the related Cut-off Date, the Seller has no actual knowledge that there exists on any Mortgaged Property any hazardous substances, hazard wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation. For purposes of this clause (ao), actual knowledge of the Seller means actual knowledge of an officer of the Seller involved in the origination or servicing of the relevant Mortgage Loan. Actual knowledge of the Seller does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

        (pp) None of the Mortgage Loans are subject to a bankruptcy plan.

        (qq) To the best of the Seller's knowledge, no statement, report or other document constituting a part of the Mortgage File contains any untrue statement of fact or omits to state a fact necessary to make the statements therein not misleading.

        (rr)  No duplicate original Mortgage Note was executed by any Obligor.

        (ss) As to each Mortgage Loan, and when taken together, all Mortgage Loans, as the case may be, purchased after the initial Closing Date:

                   (i)   No Mortgage Loan shall be secured by a third lien;

                  (ii) No Mortgage Loan shall have a maturity in excess of 30 years at origination; and

                 (iii) No Mortgage Loan shall be contractually Delinquent for two payments.

               (tt) With respect to each Conforming Mortgage Loan, subject to the rights of the Purchaser, the Seller has contractual rights to sell loans such as the Mortgage Loan to a third party purchaser, acceptable to the Purchaser, as evidenced in writing.

                                                                       EXHIBIT L


                    REPRESENTATIONS AND WARRANTIES REGARDING
              INDIVIDUAL MORTGAGE LOANS FOR FUTURE SECURITIZATIONS

From time to time the Seller agrees to provide representations and warranties to the Purchaser as provided in this Exhibit L with respect to a pool of certain Mortgage Loans previously sold to the Purchaser:

I.  In general:

        (a) When included with the Mortgage Loans previously purchased by the Purchaser, no more than ___% of the Mortgage Loans, measured by outstanding principal balances as of their respective Cut-off Dates, were originated by independent originators and acquired by the Seller.

        (b) Except for Mortgage Loans originated as second homes and non-owner occupied homes, which will constitute no more than ___% of the aggregate Loan Balance as of the Cut-off Date, at the time that each Mortgage Loan was originated the Obligor represented that the Obligor would occupy the related Mortgaged Property as Obligor's primary residence, and the Seller has no reason to believe that such representation of the Obligor is no longer true.

        (c) When included with the Mortgage Loans previously purchased hereunder, as of their respective Cut-off Dates, of the aggregate principal balance of all Mortgage Loans, (i) no more than 25% is secured by real property improved by two- to four-family dwellings, (ii) no more than ___% is secured by real property improved by individual condominium or townhouse units, (iii) no more than ___% of the Mortgage Loans are secured by real property improved by an individual unit in a planned unit development, (iv) at least ___% is secured by real property with a detached one family residence erected thereon, (v) no more than ___% is secured by real property improved by mixed-use units, and (vi) no more than ___% are occupied by a person other than the owner of the Mortgaged Property.

        (d) The principal balance of such High Loan-to-Value Loan is combined with the principal balances of all other High Loan-to-Value Loans purchased, the aggregate principal balance of the High Loan-to-Value Loans does not represent more than ___% of the aggregate principal balance of all the Mortgage Loans

        (e) No more than ___% of the original aggregate principal balance of all the Mortgage Loans, including those previously purchased hereunder, is secured by Mortgaged Properties located within any single zip code area.

        (f) The information stated on the Mortgage Loan Schedule and related Purchase Request is correct as of the related Cut-off Date. No Mortgage Interest Rate was less than ___%.

        (g) As to each Mortgage Loan, and when taken together, all Mortgage Loans, as the case may be, purchased after the initial Closing Date:

                   (i)   No Mortgage Loan shall be secured by a third lien;

                  (ii) No more than ___% of the aggregate principal balance of the Mortgage Loans shall be represented by balloon loans and any balloon loan shall provide for scheduled monthly payments based on a 30-year amortization schedule with a balloon payment of the balance due under such loan at the end of the 15th year from the date of its origination;

                 (iii) No Mortgage Loan shall have a maturity in excess of 30 years at origination;

                  (iv) No Mortgage Loan shall be contractually Delinquent for two payments;

                   (v) No more than ___% of the aggregate principal balance of the Mortgage Loans shall be secured by condominiums;

                  (vi) No more than ___% of the aggregate principal balance of the Mortgage Loans shall be secured by investor owned property;

                 (vii) The weighted average Loan-to-Value of the Mortgage Loans shall not be greater than ___%, and with respect to the second lien Mortgage Loans, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans shall not be greater than ___%;

                (viii) No second lien Mortgage Loan shall have a Combined Loan-to-Value Ratio greater than ___%;

                  (ix) No more than ___% of the aggregate principal balance of the Mortgage Loans shall have been originated pursuant to the Seller's stated income program as described in the Seller's Guidelines; and

                   (x) No more than ___% of the aggregate principal balance of the Mortgage Loans shall have been originated pursuant to the Seller's limited documentation program as described in the Seller's Guidelines.

II. With respect to the Securitization Program Mortgage Loans purchased hereunder which are ARM Loans the Seller shall represent and warrant to the Purchaser that:

                    (a) no more than [__%] of the aggregate outstanding principal balance of such ARM Loans is represented by balloon loans, and each balloon loan provides for scheduled monthly payments based on a 30-year amortization schedule with a balloon payment of the balance due under such loan at the end of the 15th or 20th year from the date of its origination;

                    (b) no more than [__%] of the aggregate outstanding principal balance of such ARM Loans has interest accruing at a fixed rate for the first two or three years after origination and at a variable rate after the end of such three year period; provided that such percentage may be reduced by the Purchaser at any time that the securitization market for such ARM Loans become less viable than the market for such ARM Loans on the date of this Purchase Agreement;

                    (c) no more than [__%] of the aggregate outstanding principal balance of such ARM Loans is secured by Mortgaged Properties that are condominiums;

                    (d) no more than [__%] of the aggregate outstanding principal balance of such ARM Loans is secured by Mortgaged Properties that are investor owned;

                    (e) the weighted average CLTV of such ARM Loans is not greater than [__%];

                    (f) no more than [__%] of the aggregate outstanding principal balance of such ARM Loans is represented by loans made on a no income verification basis; and

                    (g) no more than [__%] of the aggregate outstanding principal balance of such ARM Loan has LTVs above [__%] but less than or equal to [__%].

III. With respect to the Securitization Program Mortgage Loans purchased hereunder which are Fixed Rate Mortgage Loans, the Seller hereby represents and warrants to the Purchaser that:

                    (a) no more than [__%] of the aggregate outstanding principal balance of such Fixed Rate Mortgage Loans is represented by balloon loans, and each balloon loan provides for scheduled monthly payments based on a 30-year amortization schedule with a balloon payment of the balance due under such loan at the end of the 15th or 20th year from the date of its origination;

                    (b) no more than [__%] of the aggregate outstanding principal balance of such Fixed Rate Mortgage Loans is secured by Mortgaged Properties that are condominiums;

                    (c) no more than [__%] of the aggregate outstanding principal balance of such Fixed Rate Mortgage Loans is secured by Mortgaged Properties that are investor owned;

                    (d) the weighted average CLTV of such Fixed Rate Mortgage Loans is not greater than [__%];

                    (e) no more than [__%] of the aggregate outstanding principal balance of such Fixed Rate Mortgage Loans is represented by loans made on a no income verification basis; and

                    (f) no more than [__%] of the aggregate outstanding principal balance of such Fixed Rate Mortgage Loans secured by a first lien, has a LTV of greater than [80%] and less than or equal to [__%].

                                                                       EXHIBIT M

               FORM OF CUSTODY AGENT'S QUICK OR WET CERTIFICATION


                           [Quick]/[Wet] Certification


ContiTrade Services L.L.C.
277 Park Avenue
New York, NY  10172
Attention:  Ms. Susan Romo


               Re: Custody Agreement (the "Custody Agreement") dated as of
                   December 17, 1996, among CMG Funding Corp., Continental Mortgage Group, L.C., ContiTrade Services L.L.C. and First Security Bank, N.A.


Gentlemen/Ladies:

         In accordance with the provisions of Section 3 of the Custody Agreement, the undersigned, as Custody Agent, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 3(b)(1) and (3) of the Custody Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, (iii) based on its examination, and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule (other than items (i) and (iv)) respecting such Mortgage Loan accurately reflects the information set forth in the Custody Agent's Mortgage File and (iv) each Mortgage Note has been endorsed as provided in Section 3 of the Custody Agreement. The Custody Agent has made no independent examination of such documents beyond the review specifically required in the above-referenced Custody Agreement. The Custody Agent makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custody Agreement.

                                                   FIRST SECURITY BANK, N.A.
                                                     as Custody Agent
By:___________________________

Name:_________________________

Title:________________________

                                                                       EXHIBIT N

                      FORM OF WET-FUNDING ESCROW AGREEMENT

                        [Letterhead of CMG Funding Corp.]



VIA FEDEX


[Name/Address of Closing Agent]

-------------------------------

-------------------------------

-------------------------------

-------------------------------

Dear

               In consideration of the fees as may be charged from time to time by agreement of the parties hereto and the mutual promises exchanged, this letter agreement shall set forth the responsibilities of [Name of Closing Agent], as agent (the "Closing Agent") for CMG Funding Corp. ("CMG") in connection with certain wet fundings of Loans (each a "Loan"), from time to time, identified on funding instructions relating to particular Loan closings, substantially in a form similar to Annex B hereto (each a "Funding Instruction"). CMG shall indicate its intention to utilize the Closing Agent with respect to a particular wet funding through the transmission of the related Funding Instruction to the Closing Agent prior to the wiring of funds related thereto. Until such time as the Closing Agent shall have given CMG five Business Days prior written notice of its intention not to serve as closing agent with respect to future funding instructions, each new Funding Instruction transmitted to the Closing Agent by CMG shall form part of this Escrow Agreement.

               Prior to a Loan closing, CMG will wire to the Closing Agent the Loan proceeds specified in the related Funding Instruction. The Closing Agent will oversee disbursement of the related Loan proceeds and will take control of the documentation executed at the related Loan's closing, ensuring that only one set of original loan documents is signed by the mortgagor and that any duplicates are clearly labelled "Copy." The Closing Agent will forward the related original loan documents as described in Annex A hereto via overnight mail to CMG within twenty-four (24) hours of the related Loan's closing. Simultaneous with the related closing, the Closing Agent will transmit via facsimile to CMG, a copy of the related original fully executed note and mortgage and the related title commitment.

               If a Loan does not fund, close or otherwise record for ANY reason within 48 hours of the Closing Agent receiving the related Loan proceeds, the Closing Agent shall notify, by phone, CMG's Funding Supervisor and return such Loan proceeds to the sender and return the documents to CMG, unless instructed in writing to do otherwise by CMG.

               Any costs associated with the failure of the Closing Agent to follow the above instructions will be billed to the Closing Agent and shall be the Closing Agent's responsibility. These costs include interest on the related Loan proceeds for every day beyond the 48 hours, wire fees, courier fees or any costs or damages associated with the failure to both notify CMG before 48 hours and to return the documents.

               CMG will look to the Closing Agent for the timely and proper handling of the related Loan proceeds and the related original loan documents which come into your possession pursuant to the terms of this Escrow Agreement.

               Please sign this notification and return to CMG.

                                            Very truly yours,


                                            CMG FUNDING CORP.



                                            ------------------------------------
                                            By:
                                            Title:



AGREED THIS ______ DAY OF
____________, 1997.

[Name of Closing Agent]

----------------------------

----------------------------

----------------------------

                                     ANNEX A


The following documents are required in connection with the closing of each
Loan:

1. Mortgage or Deed of Trust ("Mortgage") given by the Mortgagor to the Originator securing the principal amount of such Loan set forth in the related Funding Instruction;

2. Mortgage or Deed of Trust Note ("Mortgage Note") given by the Mortgagor to the Originator in the principal amount of such Loan set forth in the related Funding Instruction;

3. Assignment of Mortgage from the Originator, with assignee in blank but otherwise in recordable form, but not recorded;

4.      Primary Mortgage Guaranty Insurance Contract, if applicable;

5. List any other documents being forwarded to or prepared by the Closing Agent in connection with the closing of such Loan.

                                     ANNEX B


                               FUNDING INSTRUCTION


This is a Funding Instruction pursuant to the Wet Funding Escrow Agreement dated __________, ___, 199_, between CMG Funding Corp. and [Closing Agent] (the "Escrow Agreement"), which relates to the Loan closing described herein and which forms part of the Escrow Agreement:

               1.     Loan:  [Identification];

               2.     Borrower:  [Name and Address];

               3.     Loan Proceeds Wired:  [$____________];

               4.     Closing:  [Date, Time and Place];

               5.     Special Instructions:  [             ].


                                            Very truly yours,



                                            CMG Funding Corp.

                                                                       EXHIBIT O

                                 WET-FUNDING PROCEDURES


PRIOR TO THE PURCHASE DATE:

CMG Funding Corp. (the "Company") procedures:

The Company prepares a Mortgage Loan Schedule sub-listing the loans defined as Wet-Funded Mortgage Loans. Additionally, the Company prepares the Purchase Request and the Custody Agent's wiring instructions. The Company must also have the Escrow Agreements properly executed for each Mortgage Loan listed on the Mortgage Loan Schedule.

The Company will be required to consolidate all of the funding needs of its local and out of state branches through a single corporate funding department. The Custody Agent and the Purchaser will process and fund against only one Purchase Request each Business Day.

THE BUSINESS DAY PRIOR TO THE PURCHASE DATE:

The Company procedures:

(A) The Company sends the Purchase Request and Mortgage Loan Schedule via fax to the Purchaser for receipt no later than 2:00 p.m. Mountain Time on the Business Day prior to the Purchase Date of the related Purchase. At the same time, the Company will transmit to the Custody Agent a data file containing the information on the Mortgage Loan Schedule. Additionally, on such Business Day prior to the Purchase Date, the Company will send by overnight delivery to the Custody Agent a copy of the Purchase Request and Mortgage Loan Schedule and the Escrow Agreement for each Mortgage Loan listed on the Mortgage Loan Schedule.

(B) The Company must also have all the Custody Agent's wiring instructions at least one Business Day prior to the Purchase Date of the related Purchase. The wiring instructions will direct the Custody Agent to send funds to the appropriate title/escrow companies for the related Mortgage Loans. If requested by the Purchaser or the Custody Agent, the Company will send a copy of the Custody Agent's wiring instructions to the Purchaser or the Custody Agent. The Company will not request a Mortgage Loan to be purchased until the applicable recision period has expired.

The Company and the Purchaser must approve all the title/escrow companies used for purchasing Wet-Funded Mortgage Loans. Such companies must meet certain fidelity bond requirements and be familiar with their requirements under the procedures for purchasing Wet-Funded Mortgage Loans.

ON THE FUNDING DATE:

The Custody Agent's procedures:

(C) The Custody Agent, upon receipt and review of the Wet-Funded Mortgage Loan Documents (i.e., the executed Escrow Agreements, Mortgage Loan Schedule and Purchase Request) will fax to the Purchaser and the Company a Wet-Funded Report and attached exception report, no later than 1:00 p.m. Mountain time on the Purchase Date of the related Purchase Request. The Custody Agent shall verify there are no discrepancies between certain information listed on the Mortgage Loan Schedule and the information on the related Escrow Agreements and Purchase Request. Additionally, the Custody Agent will verify the wiring instructions provided by the Company with the information in the Escrow Agreements. The Custody Agent will fax to the Purchaser the Wet-Funding Report and attached exception report prior to the Purchaser authorizing the Custody Agent to transfer funds to the related title companies for the funding of the individual Mortgage Loans.

(D) Subject to the funding conditions in paragraphs (C) and (E) herein, the Custody Agent, within one hour of receipt from the Purchaser of the executed Wet-Funding Report and related exception report authorizing the Custody Agent to fund the related Mortgage Loans, will wire the funds in the Purchase Funding Account per the wiring instructions provided by the Company, to the related Escrow Agent; the Escrow Agent will pay off the existing lien(s) on the Mortgaged Property and forward the balance of the loan purchase proceeds, if any, in accordance with the instructions provided by the Company.

(E) The Custody Agent will fund an individual Wet-Funded Mortgage Loan when the following conditions are met: (i) the Custody Agent has received and confirmed that the Escrow Agreement sent by the Company (or the Escrow Agent if applicable) has been executed and completed and has sent to the Purchaser a Wet-Funded Report, (ii) the Custody Agent has received from the Purchaser authorization, in the form of the related executed Wet-Funded Report and related exception report, to transfer funds for the Mortgage Loans to the related title companies and (iii) the Custody Agent has received confirmation from the Company that the Escrow Agents are ready to receive funds. Additionally, the Purchaser reserves the right to require that the Escrow Agent fax to the Custody Agent the executed Mortgage Note on the Purchase Date prior to the Purchaser authorizing the Custody Agent to wire funds for the related Mortgage Loan. If such a requirement is adopted, the Custody Agent will incorporate into these Wet-Funding Procedures the Custody Agent's procedures for certifying files containing Mortgage Notes.

(F) The Custody Agent, unless otherwise instructed by the Purchaser, will return to the Purchaser, on the same day as forwarded, funds that have been forwarded by the Purchaser to the Custody Agent but for whatever reason the loan for which such advance was made did not fund by 4:00 p.m. Eastern time (i.e., the loan did not meet the final purchase conditions or the mortgagor rescinded, etc.). Note: it is likely that over time, the Purchaser will issue standing instructions to the Custody Agent to retain such funds overnight and utilize such funds for the next day's funding requirements.

The Purchaser's procedures:

(G) After receiving the information in paragraph (A) on the prior Business Day, the Purchaser will authorize its bank to wire to the Purchase Funding Account the amount on the related Purchase Request by 12:00 noon Eastern time (Note: the Purchaser reserves the right to require receipt of the Wet-Funding Report prior to authorizing its bank to transfer funds to the Purchase Funding Account). The Purchaser will receive from the Custody Agent the Wet-Funding Report with the attached exception report. The Purchaser will cross-out or otherwise identify loans on the exception report that do not meet the funding requirements. The Purchaser will authorize the Custody Agent to wire funds for the individual Mortgage Loans not crossed-out or otherwise identified on such exception report by executing the related Wet-Funding Report and sending it via fax along with the related exception report to the Custody Agent and the Company.

The Company's procedures:

The Company will send via overnight delivery to the Custody Agent, the original Assignments of Mortgage for all the Wet-Funded Mortgage Loans on the Mortgage Loan Schedule. To the extent that the Company has not manually endorsed the Mortgage Note for a Wet-Funded Mortgage Loan contemporaneously with its origination, the Company shall on the origination day of such Wet-Funded Mortgage Loan prepare and execute an allonge with respect to the related Mortgage Note, which properly endorses such Mortgage Note in blank, and shall deliver such allonge to the Custody Agent via overnight delivery to the Custody Agent.

(H) If any of the Mortgage Loans listed on a Mortgage Loan Schedule do not fund on their related Purchase Date, the Company will send via fax or other acceptable electronic means to the Custody Agent and the Purchaser on the same day as the related Purchase Date a corrected Mortgage Loan Schedule deleting the Mortgage Loans that did not fund. The Company will receive information on which Mortgage Loans did not fund from the related exception report that the Purchaser will send via fax on the related Purchase Date. Mortgage Loans that did not fund will have to be added to the next appropriate Mortgage Loan Schedule when they are ready to fund.

Escrow Agent procedures:

On the Purchase Date, the Escrow Agent shall send via overnight delivery to the Custody Agent the original executed Mortgage Note and shall fax a copy of such Mortgage Note to the Company. Additionally the Escrow Agent shall send via overnight delivery to the Company the remaining loan documents (or certified copies of such documents, if applicable).

Additionally, on the Purchase Date, the Escrow Agent may be required to fax to the Custody Agent the executed Mortgage Note prior to the Custody Agent releasing funds for the related Mortgage Loan to the Escrow Agent or title company.

THE BUSINESS DAY FOLLOWING THE PURCHASE DATE:

The Custody Agent's procedures:

After receipt and review of the original Mortgage Notes received from the Escrow Agents and the related Assignments of Mortgage received from the Company, the Custody Agent shall issue a Wet Certification, and deliver such certification to the Purchaser. Additionally, Custody Agent shall notify both the Purchaser and the Company of any Wet-Funded Mortgage Loan for which it did not receive the related Mortgage Note or Assignment of Mortgage. Such notification will be in the form of a daily document status report that the Custody Agent shall fax to the Purchaser and the Company. Additionally, with regard to original Mortgage Notes for Wet-Funded Mortgage Loans, to the extent that the Company has endorsed such Mortgage Note by means of an allonge, the Custody Agent shall match up such allonge with the related Mortgage Note.

AFTER THE FUNDING DATE:

The Company procedures:

(I) With respect to Wet-Funded Mortgage Loans, the Company will use its best efforts to deliver to the Custody Agent the balance of the Mortgage Loan File within one Business Day after the Closing Date of the related Mortgage Loan and in no case later than three Business Days.

(J) In accordance with paragraph (M) below, if the Company is unable to deliver to the Custody Agent the required documentation for a Mortgage Loan, such Mortgage Loan will become a Defaulted Mortgage Loan. The Company will use its best efforts to deliver to the Custody Agent, at the same time and in a single group, the balance of the Mortgage Loan Files for Mortgage Loans funded under a single Purchase. Additionally, the Company will use its best efforts to deliver complete Mortgage Loan Files which contain all the necessary documentation as designated herein.

(K) When requested by the Purchaser or the Custody Agent, the Company will send via fax to the Purchaser, and Custody Agent's trustee department, the daily account activity of the Purchase Funding Account. Such report will include all the daily funding activity for Wet-Funded Mortgage Loans and Mortgage Loans with complete documentation. Such reports shall be generated by the Company.

Custody Agent's procedures:

(L) Upon receipt of the balance the Mortgage Loan Files from the Company, the Custody Agent will use its best efforts to review such files no later than the next Business Day. The Company will work to clear up any exceptions regarding such

Mortgage Loan Files within five Business Days from the related Purchase Date (certain minor exceptions may take longer). On the day the Custody Agent reviews any Mortgage Loan Files it will update the document status report with the results of such review. The Custody Agent shall fax on a daily basis to the Purchaser and the Company the daily document status report.

(M) The Custody Agent will issue Trust Receipts, as frequently as daily at the request of the Purchaser.

Other items:

Covenant: The Company will provide to the Purchaser upon its reasonable request a report projecting the number and aggregate principal balance of Mortgage Loans to be funded that will enable the Purchaser to plan for the funding needs of the Company.

                                                                       EXHIBIT P

                            QUICK-FUNDING PROCEDURES


PRIOR TO THE PURCHASE DATE:

CMG Funding Corp. (the "Company") procedures:

The Company prepares a Mortgage Loan Schedule sub-listing the loans defined as Quick-Funded Mortgage Loans (together with any other types of loans sub-listed according to the requirements in the Purchase Request). Additionally, the Company prepares the Purchase Request and the Custody Agent's wiring instructions.

The Company under the Purchase Agreement will be required to consolidate all of the sales of Mortgage Loans of its local and out of state branches through a single corporate sales department. The Custody Agent and the Purchaser will process and fund against only one Purchase Request each Business Day.

THE BUSINESS DAY PRIOR TO THE PURCHASE DATE:

The Company procedures:

(A) The Company sends the Purchase Request and Mortgage Loan Schedule via fax to the Purchaser for receipt no later than 2:00 p.m. Mountain Time on the Business Day prior to the Purchase Date of the related Purchase. At the same time, the Company will transmit to the Custody Agent a data file containing the information on the Mortgage Loan Schedule. Additionally, on such Business Day prior to the Purchase Date, the Company will send by overnight delivery to the Custody Agent a copy of the Purchase Request and the Mortgage Loan Schedule, the original executed Mortgage Note endorsed in blank and the original executed Assignment of Mortgage endorsed in blank, for each Mortgage Loan listed on the Mortgage Loan Schedule.

(B) The Company must also have all the Custody Agent's wiring instructions at least one Business Day prior to the Purchase Date of the related Purchase. The wiring instructions will direct the Custody Agent to send funds to the appropriate Escrow Agents for the related Mortgage Loans. If requested by the Purchaser or the Custody Agent, the Company will send a copy of the Custody Agent's wiring instructions to the Purchaser or the Custody Agent. The Company will not request a Mortgage Loan to be purchased until the applicable recision period has expired.

ON THE PURCHASE DATE:

The Custody Agent's procedures:

(C) The Custody Agent, upon receipt and review of the executed Mortgage Notes and Assignments of Mortgage, will issue a "Quick Certification", a form of which is attached as Exhibit E to the Custody Agreement, no later than 1:00 p.m. Mountain Time on the Date of the related Purchase Request. The Custody Agent, in accordance with Section 3 of the Custody Agreement, shall verify there are no discrepancies between certain information listed on the Mortgage Loan Schedule and the information on the related Mortgage Notes and Assignments of Mortgage. Additionally, the Custody Agent will verify the wiring instructions provided by the Company with the information in the related Mortgage Notes. The Custody Agent will fax to the Purchaser the Quick Certification prior to the Purchaser authorizing the Custody Agent to transfer funds to the related Escrow Agent for the funding of the individual Mortgage Loans.

(D) Subject to the funding conditions in paragraphs (C) and (E) herein, the Custody Agent, within one hour of receipt from the Purchaser of the executed Quick Certification and related file exception report authorizing the Custody Agent to fund the related Mortgage Loan, provided that the Purchaser provides such executed Quick Certification by 1:00 p.m. Mountain Time, will wire the funds in the Purchase Funding Account in accordance with the wiring instructions provided by the Company, to the related Escrow Agent; such Escrow Agent will pay off the existing lien(s) on the Mortgaged Property and forward the balance of the Purchase proceeds, if any, in accordance with the instructions provided by the Company.

(E) The Custody Agent purchase an individual Mortgage Loan when the following conditions are met: (i) the Custody Agent has received and verified the original executed Mortgage Note and Assignment of Mortgage sent by the Company (or the Escrow Agent if applicable) and has sent to the Purchaser a Quick Certification,
(ii) the Custody Agent has received from the Purchaser authorization, in the form of the executed Quick

Certification and related file exception report, to transfer funds for the Mortgage Loans to the related title companies, (iii) the Custody Agent has received confirmation from the Escrow Agent that it is ready to receive funds and (iv) the Custody Agent has verified the wiring instructions provided by the Company with the information in the Mortgage Notes.

(F) The Custody Agent, unless otherwise instructed by the Purchaser, will return to the Purchaser, on the same day as advanced, funds that have been advanced by the Purchaser to the Custody Agent but for whatever reason the loan for which such advance was made did not fund by 4:00 p.m. Eastern Time (i.e. the loan did not meet the final purchase conditions or the mortgagor rescinded etc.).

The Purchaser's procedures:

(G) After receiving the information in paragraph (A) on the prior Business Day, the Purchaser will authorize its bank to wire to the Purchase Funding Account the amount on the related Purchase Request by 12:00 noon Eastern time (Note: the Purchaser reserves the right to require receipt of the Quick Certification prior to authorizing its bank to transfer funds to the Purchase Funding Account). The Purchaser will receive from the Custody Agent the Quick Certification with the attached file exception report. The Purchaser will cross-out or otherwise identify loans on the file exception report that do not meet the funding requirements. The Purchaser will authorize the Custody Agent to wire funds for the individual Mortgage Loans not crossed-out or otherwise identified on such file exception report by completing and executing the related Quick Certification and sending it via fax along with the related file exception report to the Custody Agent and the Company.

The Company's procedures:

(H) If any of the Mortgage Loans listed on a Mortgage Loan Schedule do not fund on their related Purchase Date, the Company will send via fax or other acceptable electronic means to the Custody Agent and the Purchaser on the same day as the related Purchase Date a corrected Mortgage Loan Schedule deleting the Mortgage Loans that did not fund. The Company will receive information concerning the Mortgage Loans which the Custody Agent did not fund from the file exception report that the Purchaser will fax to the Company on each Purchase

Date. Mortgage Loans that did not fund will have to be added to the next appropriate Mortgage Loan Schedule when they are ready to fund.


AFTER THE PURCHASE DATE:

The Company procedures:

(I) With respect to Quick-Funded Mortgage Loans, the Company will use its best efforts to deliver to the Custody Agent the Mortgage File documents that have not been previously received by the Custody Agent (the "Quick-Funded Mortgage File") within two Business Days after the Purchase Date of the related Mortgage Loan and in no case later than four Business Days. The Company fill use its best efforts to deliver to the Custody Agent, at the same time and in a single group, the Quick-Funded Mortgage Files for Mortgage Loans funded under a single Purchase. Additionally, the Company will use its best efforts to deliver complete Quick-Funded Mortgage Files which contain all the necessary documentation.

(J) In accordance with paragraph (M) below, if the Company is unable to deliver to the Custody Agent the required documentation for a Mortgage Loan, such Mortgage Loan will become a Defaulted Mortgage Loan.

(K) The Company will send via fax on a daily basis to the Purchaser, and the Custody Agent, if requested, the daily account activity of the Purchase Funding Account. Such report will include all the daily funding activity for Wet-Funded Mortgage Loans, Quick-Funded Mortgage Loans, and Mortgage Loans with complete documentation. Such reports shall be generated by the Company.

Custody Agent's procedures:

(L) Upon receipt of the Quick-Funded Mortgage Files from the Company, the Custody Agent will use its best efforts to review such files no later than next Business Day. The Company will work to clear up any exceptions regarding such Quick-Funded Mortgage Files within five Business Days from the related Funding Date (certain minor exceptions may take longer). On the day the Custody Agent reviews any Quick-Funded Mortgage File it will update the document status report with the results of such review. The Custody Agent shall fax on a daily basis to the Purchaser and the Company the daily document status report.

(M) The Custody Agent will issue trust receipts, in a form acceptable to the Purchaser, as frequently as daily at the request of the Purchaser. In most instances and as directed by the Purchaser, a trust receipt will aggregate Mortgage Loans relating to several Purchase Requests by loan type.

Other Items:

Covenant: The Company will provide to the Purchaser upon its reasonable request reports projecting the number and aggregate principal balance of Mortgage Loans to be funded that will enable the Purchaser to plan for the funding needs of the Company.

If loans are funded in certain states that have additional documentation requirements for establishing good collateral (i.e. in addition to the Mortgage Note and Assignment of Mortgage such as a certified copy of the Mortgage) then the prior to funding requirements for the Company and the Custody Agent will be adjusted to require such additional documentation.

                                                                       EXHIBIT Q

                      FORM OF CUSTODY AGENT'S CERTIFICATION


                                  Certification


ContiTrade Services L.L.C.
277 Park Avenue
New York, NY  10172
Attention:  Ms. Susan Romo


    Re: Custody Agreement (the "Custody Agreement") dated as of December 17, 1996, among CMG Funding Corp., Continental Mortgage Group, L.C., ContiTrade Services L.L.C. and First Security Bank, N.A.


Gentlemen/Ladies:

         In accordance with the provisions of Section 3 of the Custody Agreement, the undersigned, as Custody Agent, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 3(b) the Custody Agreement and has determined that (i) all such documents are in its possession,
(ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan,
(iii) based on its examination, and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule (other than items (i) and (iv)) respecting such Mortgage Loan accurately reflects the information set forth in the Custody Agent's Mortgage File and (iv) each Mortgage Note has been endorsed as provided in Section 3 of the Custody Agreement. The Custody Agent has made no independent examination of such documents beyond the review specifically required in the above-referenced Custody Agreement. The Custody Agent makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custody Agreement.

                                        FIRST SECURITY BANK, N.A.
                                          as Custody Agent

By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

                                                                      SCHEDULE I

                               Wiring Instructions

                                   [Attached]

                                                                     SCHEDULE II


                 WIRING INSTRUCTIONS - PURCHASE FUNDING ACCOUNT



First Security Bank, N.A.
ABA:  124000012
Corporate Trust Services
Acct:  0510922115
RE:  ContiFinancial mortgage purchase
date:

                                                                  EXECUTION COPY



                               PURCHASE AND SALE AGREEMENT



                                        Among



                  CMG FUNDING CORP., CONTINENTAL MORTGAGE GROUP, L.C.,


                                           and



                               CONTITRADE SERVICES L.L.C.


                              Dated as of December 17, 1996

                                    TABLE OF CONTENTS

                                                                                   Page


ARTICLE I.         DEFINITIONS......................................................  1

        "Adjusted Tranche Amount"...................................................  1
        "Affiliate".................................................................  1
        "Aggregate Adjusted Tranche Amount".........................................  1
        "Appraised Value"...........................................................  1
        "ARM Loan"..................................................................  2
        "Assignment of Mortgage"....................................................  2
        "Available Amount"..........................................................  2
        "B/C Loan"..................................................................  2
        "Bonus Compensation"........................................................  2
        "Business Day"..............................................................  2
        "CFS".......................................................................  2
        "Change of Control".........................................................  2
        "Closing Date"..............................................................  3
        "CLTV"......................................................................  3
        "CMGFC".....................................................................  3
        "Collateral"................................................................  3
        "Conforming Mortgage Loan"..................................................  4
        "Conforming Mortgage Loan Underwriting Guidelines"..........................  4
        "Consumer Credit Laws"......................................................  4
        "Controlling Shareholders"..................................................  4
        "Conversion Privileges".....................................................  4
        "Custody Agent".............................................................  4
        "Custody Agreement".........................................................  4
        "Default Rate"..............................................................  4
        "Detailed Mortgage Loan Schedule"...........................................  4
        "Eligible Assets"...........................................................  4
        "Event of Termination"......................................................  5
        "FHA".......................................................................  5
        "FHLMC".....................................................................  5
        "Fixed Rate Mortgage Loan"..................................................  5
        "FNMA"......................................................................  5
        "Forbearance Waiver"........................................................  5
        "Fringe Benefits"...........................................................  5
        "GAAP"......................................................................  5
        "Gain Amount"...............................................................  5
        "GNMA"......................................................................  5
        "Governmental Approvals"....................................................  5
        "Governmental Authority"....................................................  5


                                                                                   Page
                                                                                   ----


        "Initial Tranche Amount"....................................................  6
        "Investment Banking Services Agreement".....................................  6
        "Law".......................................................................  6
        "Letter Agreement"..........................................................  6
        "LIBOR".....................................................................  6
        "LIBOR Reset Date"..........................................................  6
        "London Business Day":......................................................  7
        "Losses"....................................................................  7
        "LTV" or "Loan-To-Value"....................................................  7
        "Market Movement Allowance".................................................  7
        "Market Value"..............................................................  7
        "Material Change"...........................................................  7
        "Maximum Available Amount"..................................................  7
        "Monoline Insurance Company"................................................  8
        "Mortgage"..................................................................  8
        "Mortgage File".............................................................  8
        "Mortgage Interest Rate"....................................................  9
        "Mortgage Loan".............................................................  9
        "Mortgage Loan Schedule".................................................... 10
        "Mortgage Note"............................................................. 10
        "Mortgaged Property"........................................................ 10
        "Net Securities Amount"..................................................... 10
        "Obligor"................................................................... 10
        "Person".................................................................... 11
        "Preferred Stock"........................................................... 11
        "Principal"................................................................. 11
        "Proceeds Shortfall"........................................................ 11
        "Purchase".................................................................. 11
        "Purchase Agreement"........................................................ 11
        "Purchase Date"............................................................. 11
        "Purchase Price Percentage"................................................. 11
        "Purchase Request".......................................................... 11
        "Purchaser"................................................................. 12
        "Quick Certification"....................................................... 12
        "Quick-Funded Mortgage Loan"................................................ 12
        "Recourse Amount"........................................................... 12
        "Registration Rights Agreement"............................................. 12
        "Release Fee"............................................................... 12
        "Repurchase Transaction".................................................... 12
        "Required Sale Event"....................................................... 12
        "Residualholder"............................................................ 12
        "SEC"....................................................................... 12
        "Securitization"............................................................ 12
        "Securitization Program Mortgage Loan"...................................... 13


                                                                                   Page
                                                                                   ----



        "Securitization Program Mortgage Loan Underwriting Guidelines".............. 13
        "Seller".................................................................... 13
        "Senior Officers"........................................................... 13
        "Servicer".................................................................. 13
        "Servicing Agreement"....................................................... 13
        "Share Fair Market Value"................................................... 13
        "Shareholders' Equity"...................................................... 13
        "Significant Documents"..................................................... 14
        "Special Program Loan"...................................................... 14
        "Standard A Loans".......................................................... 14
        "Standby Agreement"......................................................... 14
        "Stock Option Plan"......................................................... 14
        "Subordinated Debt Agreement"............................................... 14
        "Taxes"..................................................................... 14
        "Termination Date".......................................................... 14
        "Tranche"................................................................... 14
        "Tranche Period"............................................................ 14
        "Tranche Rate".............................................................. 15
        "Tranche Selection Notice".................................................. 15
        "Tranche Term".............................................................. 15
        "Trust Receipt":............................................................ 15
        "VA"........................................................................ 15
        "Wet Certification"......................................................... 15
        "Wet-Funded Mortgage Loan".................................................. 15
        "Wet-Funding"............................................................... 15
        "Wet-Funding Escrow Agent".................................................. 15
        "Wet-Funding Escrow Agreement".............................................. 15
        "Wet-Funding Limit"......................................................... 16

ARTICLE II.        PROCEDURES FOR PURCHASES OF ELIGIBLE ASSETS; CONDITIONS
                   PRECEDENT; SETTLEMENTS........................................... 16

        Section 2.01  Obligation to Purchase........................................ 16
        Section 2.02  Delivery of Documents; Initial Purchase of
                      Eligible Assets............................................... 16
        Section 2.03  Delivery of Documents; Subsequent Purchases of
                      Eligible Assets............................................... 18
        Section 2.04  Purchase Requests............................................. 18
        Section 2.05  Tranche Selection............................................. 19
        Section 2.06  Survival of Representations................................... 19
        Section 2.07  Proceeds of Eligible Assets................................... 20
        Section 2.08  Purchase Mechanics............................................ 20
        Section 2.09  Retention of Accrued Interest................................. 20


                                                                                  Page
                                                                                  ----

ARTICLE III.       DISTRIBUTIONS.................................................... 21

        Section 3.01  Distributions................................................. 21

ARTICLE IV.  TRANSFERS OF ELIGIBLE ASSETS BY THE PURCHASER.......................... 22

        Section 4.01  Purchaser Sale................................................ 22
        Section 4.02  Market Value.................................................. 23
        Section 4.03  Required Sale Event. ......................................... 23
        Section 4.04  Bankruptcy Event.............................................. 24
        Section 4.05  Proceeds Shortfall............................................ 24

ARTICLE V.  REPRESENTATIONS AND WARRANTIES.......................................... 25

ARTICLE VI. OPERATIVE PROVISIONS.................................................... 25

        Section 6.01  Intent of Parties; Security Interest.......................... 25
        Section 6.02  Term.......................................................... 26
        Section 6.03  Indemnification by the Seller................................. 26
        Section 6.04  Securitization................................................ 27
        Section 6.05  Remedies...................................................... 28
        Section 6.06  Consumer Credit Law Obligations............................... 28
        Section 6.07  Grant of Security Interest.................................... 28
        Section 6.08  Late Payments................................................. 29

ARTICLE VII. INDEMNITIES AND OTHER COSTS............................................ 29

        Section 7.01  Hold Harmless................................................. 29
        Section 7.02  Definition of Taxes........................................... 30
        Section 7.03  After-Tax Calculation......................................... 30
        Section 7.04  Contest, Payment, Interest.................................... 30
        Section 7.05  Definition of "After-Tax Basis"; Tax Savings.................. 31
        Section 7.06  Facility Fee.................................................. 31

ARTICLE VIII.         EVENTS OF TERMINATION......................................... 31

        Section 8.01  Failure to Perform............................................ 31
        Section 8.02  Failure of Representation or Warranty......................... 32
        Section 8.03  Failure of Covenant........................................... 32
        Section 8.04  Bankruptcy Event.............................................. 32


                                                                                   Page
                                                                                   ----



        Section 8.05  Seller Default................................................ 32
        Section 8.06  Material Adverse Change....................................... 32
        Section 8.07  Cross-Default................................................. 33
        Section 8.08  Non-Closure................................................... 33

ARTICLE IX.  GENERAL PROVISIONS..................................................... 33

        Section 9.01  Cooperation, Confidentiality, Etc............................. 33
        Section 9.02  Waiver of Trial by Jury....................................... 34
        Section 9.03  Amendment; Waivers............................................ 34
        Section 9.04  Taxes......................................................... 34
        Section 9.05  Limited Liability............................................. 34
        Section 9.06  Other Transactions............................................ 35
        Section 9.07  Opinion of Counsel to the Seller.............................. 35
        Section 9.08  Costs and Expenses............................................ 35
        Section 9.09  Wiring Instructions........................................... 36
        Section 9.10  Power of Attorney............................................. 36
        Section 9.11  Right of Set-Off.............................................. 36
        Section 9.12  Servicing..................................................... 37

ARTICLE X.   CONSTRUCTION........................................................... 37

        Section 10.01  Entire Agreement............................................. 37
        Section 10.02  Severability Clause.......................................... 37
        Section 10.03  Counterparts................................................. 38
        Section 10.04  Governing Law; Purchase Agreement Constitutes
                       Security Agreement; Consent To Forum; Immunities............. 38
        Section 10.05  No Agency; No Partnership; No Joint Venture.................. 39
        Section 10.06  Judicial Interpretation...................................... 39
        Section 10.07  Recitals..................................................... 39
        Section 10.08  Rules of Interpretation...................................... 39
        Section 10.09  Good Faith................................................... 40

ARTICLE XI.  MISCELLANEOUS.......................................................... 40

        Section 11.01  Notices...................................................... 40
        Section 11.02  Further Agreements........................................... 41
        Section 11.03  Third-Party Rights; Assignment............................... 41
        Section 11.04  Advice from Independent Counsel.............................. 42
        Section 11.05  Summary Judgment............................................. 42
        Section 11.06  Reproduction of Documents.................................... 42

EXHIBITS

Exhibit A          Securitization Program Mortgage Loan Underwriting Guidelines

Exhibit B          Conforming Mortgage Loan Underwriting Guidelines

Exhibit C          Form of Receipt, Grant and Assignment

Exhibit D          Form of Purchase Request

Exhibit E          Form of Opinion of Counsel to the Seller

Exhibit F-1        List of Information to be Provided on a Mortgage Loan
                   Schedule

Exhibit F-2        List of Information to be Provided on a Detailed Mortgage
                   Loan Schedule

Exhibit G          Form of Officers' Certificate

Exhibit H          Representations and Warranties of the Seller

Exhibit I          Representations and Warranties of the Purchaser

Exhibit J          Covenants of the Seller

Exhibit K          Representations and Warranties regarding Individual Mortgage
                   Loans

Exhibit L          Representations and Warranties regarding Individual Mortgage
                   Loans for Future Securitizations

Exhibit M          Form of Quick or Wet Certification

Exhibit N          Form of Wet-Funding Escrow Agreement

Exhibit O          Wet-Funding Procedures

Exhibit P          Quick-Funding Procedures

Exhibit Q          Form of Certification

SCHEDULES

Schedule I         Wiring Instructions

Schedule II        Wiring Instructions - Purchase Funding Account

                                                                  Execution Copy



                                 AMENDMENT 1 TO
                           PURCHASE AND SALE AGREEMENT


               This Amendment 1, dated October 24, 1997 (the "Amendment"), to the Purchase and Sale Agreement (the "Purchase Agreement"), dated December 17, 1996, among CMG Funding Corp., and Continental Mortgage Group, L.C. (now succeeded by CMG Funding Corp.), as Sellers, and ContiTrade Services L.L.C. as Purchaser.

               WHEREAS, the parties hereto have entered into the Purchase Agreement, as well as a series of other agreements designated as Significant Documents in the Purchase Agreement; and

               WHEREAS, the parties hereto now wish to amend certain provisions in the Purchase Agreement.

               NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto agree, pursuant to section 11.02 of the Purchase Agreement, to amend the Purchase Agreement and restate certain provisions thereof as follows:

               1. Defined Terms Capitalized terms used herein without definition have the meanings ascribed to them in the Purchase Agreement.

               2. Maximum Available Amount. The definition of "Maximum Available Amount" as set forth in Article 1 of the Purchase Agreement is amended through the replacement of the value "$ 30,000,000" with "$ 50,000,000".

               3. Wet Funding Limit. The definition of "Wet Funding Limit" as set forth in Article 1 of the Purchase Agreement is amended through the replacement of the value "$3,000,000" with "$ 5,000,000".

               4. Effectiveness. This Amendment, even after due execution by the parties hereto, will not become effective until each of Amendment 1 to the Standby and Working Capital Financing Agreement dated October 24, 1997 (the "Standby Amendment"), the New Letter Agreement, dated October 24, 1997, between John Fry and ContiFinancial Corporation, Amendment 1 to the Registration Rights Agreement, dated October 24, 1997, (the "Registration Rights Amendment")and the amended Secured Note pursuant to Paragraph 8 of the Standby Amendment have also been duly executed and delivered by the parties thereto.

               5. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without regard to its rules regarding conflict of laws.

IN WITNESS WHEREOF, the parties have executed this Amendment 1 to the Purchase and Sale Agreement as of the day and year first above written.

                                  CMG FUNDING CORP.
                                  as the Seller



                                   By
                                      ------------------------------------------
                                     Name:
                                     Title:



                                   CONTITRADE SERVICES, L.L.C
                                   as Purchaser

                                   By
                                      ------------------------------------------
                                     Name:
                                     Title:


                                   By
                                      ------------------------------------------
                                     Name:
                                     Title:

                                 AMENDMENT 2 TO
                           PURCHASE AND SALE AGREEMENT


               This Amendment 2, dated December 31, 1997 (the "Amendment"), to the Purchase and Sale Agreement (the "Purchase Agreement"), dated December 17, 1996, among CMG Funding Corp. ("CMG"), and Continental Mortgage Group, L.C. (now succeeded by CMG Funding Corp.), as Sellers, and ContiTrade Services L.L.C. ("CTS") as Purchaser.

               WHEREAS, the parties hereto have entered into the Purchase Agreement, as well as a series of other agreements designated as Significant Documents in the Purchase Agreement;

               WHEREAS, the parties hereto have entered into Amendment 1 to the Purchase Agreement dated as of October 24, 1997 ("Amendment"); and

               WHEREAS, the parties hereto now wish to amend certain provisions in the Purchase Agreement.

               NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto agree, pursuant to section 11.02 of the Purchase Agreement, to amend the Purchase Agreement and restate certain provisions thereof as follows:

               1. Defined Terms. Capitalized terms used herein without definition have the meanings ascribed to them in the Purchase Agreement.

               2. Amended Definition of "Termination Date". The definition of "Termination Date" in the Payment Agreement is hereby replaced in its entirety with the following:

               "Termination Date"  means January 1, 1999.

               3. Effectiveness. This Agreement, even after due execution by the parties hereto, will not become effective until (i) each of the Conversion Letter Agreement No. 2 dated as of December 31, 1997 by and between CTS and CMG (the "Conversion Letter Agreement No. 2"), Amendment 3 to the Registration Rights Agreement dated as of December 31, 1997, by and between CMG and CTS, Amendment 2 to the Investment Banking Services Agreement dated December 31, 1997 by and among CTS, CMG and ContiFinancial Services Corporation, Amendment 3 to the Standby Agreement dated as of December 31, 1997, among CMG and CTS, Warrant No. 2 issued by CMG to CTS and dated as of December 31, 1997 has been exchanged for Warrant No. 1 held by CTS, and Warrant No. 3 issued by CMG to CTS and dated as of December 31, 1997, have each also been duly executed and delivered by the parties thereto, and (ii) the 410,581 shares of Class A Preferred Stock have been conveyed to CTS pursuant to Paragraph 2 of the Conversion Letter Agreement No. 2.

               4. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without regard to its rules regarding conflict of laws.

               IN WITNESS WHEREOF, the parties have executed this Amendment 2 to the Purchase and Sale Agreement as of the day and year first above written.


                                   CMG FUNDING CORP.
                                   as the Seller


                                   By
                                      ------------------------------------------
                                     Name:
                                     Title:



                                   CONTITRADE SERVICES, L.L.C
                                   as Purchaser


                                   By
                                      ------------------------------------------
                                     Name:
                                     Title:


                                   By
                                      ------------------------------------------
                                     Name:
                                     Title:

                                 AMENDMENT 3 TO
                           PURCHASE AND SALE AGREEMENT


               This Amendment 3, dated March 6, 1998 (the "Amendment"), to the Purchase and Sale Agreement (the "Purchase Agreement"), dated December 17, 1996, among CMG Funding Corp.,and Continental Mortgage Group, L.C. (now succeeded by CMG Funding Corp.), as Sellers, and ContiTrade Services L.L.C., as Purchaser.

               WHEREAS, the parties hereto have entered into the Purchase Agreement, as well as a series of other agreements designated as Significant Documents in the Purchase Agreement; and

               WHEREAS, the parties hereto have entered into Amendment No. 1 to the Purchase Agreement dated as of October 24, 1997; and

               WHEREAS, the parties hereto have entered into Amendment No. 2 to the Purchase Agreement dated as of December 31, 1997; and

               WHEREAS, the parties hereto now wish to amend certain provisions in the Purchase Agreement.

               NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto agree, pursuant to section 11.02 of the Purchase Agreement, to amend the Purchase Agreement and restate certain provisions thereof as follows:

               1. Defined Terms. Capitalized terms used herein without definition have the meanings ascribed to them in the Purchase Agreement.

               2. Maximum Available Amount. The definition of "Maximum Available Amount" as set forth in Article 1 of the Purchase Agreement is amended through the replacement of the value "$50,000,000" with "$53,000,000."

               3. Effectiveness. This Amendment shall be effective after due execution by the parties hereto, and it will continue to be effective until April 30, 1998. As of May 1, 1998, the definition of "Maximum Available Amount" as set forth in Article 1 of the Purchase Agreement shall be "$50,000,000."

               5. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without regard to its rules regarding conflict of laws.

IN WITNESS WHEREOF, the parties have executed this Amendment 1 to the Purchase and Sale Agreement as of the day and year first above written.

                                       CMG FUNDING CORP.
                                       as the Seller



                                       By
                                          --------------------------------------
                                          Name: John D. Fry
                                          Title: President



                                       CONTITRADE SERVICES, L.L.C.
                                       as Purchaser



                                       By
                                          --------------------------------------
                                          Name: Scott M. Mannes
                                          Title: Authorized Signatory



                                       By
                                          --------------------------------------
                                          Name: Jay L. Remis
                                          Title: Authorized Signatory

                                       2